UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cameron International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2011 Proxy Statement and
Notice of Annual Meeting
of Stockholders

Sheldon R. Erikson Chairman of the Board

To the Stockholders of Cameron International Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cameron International Corporation to be held on Tuesday, May 3, 2011, at Cameron's corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, commencing at 10:00 a.m.

        At this year's Annual Meeting, you will be asked to vote on a number of items more fully addressed in our Notice of Annual Meeting of Stockholders, including the election of directors, two compensation plans and our executive pay practices.

        We know that most of our stockholders will not be attending the Annual Meeting in person. As a result, Cameron's Board of Directors is soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the meeting. If you do not plan to attend, please vote your shares by Internet, by telephone, or, if you received our proxy material by mail, by returning the accompanying proxy card, as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in our Proxy Statement.

        Thank you for your continued support of and interest in Cameron.

Very truly yours,

Sheldon R. Erikson

CAMERON INTERNATIONAL CORPORATION 1333 West Loop South, Suite 1700 Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m. on May 3, 2011
Place	1333 West Loop South, Suite 1700, Houston, Texas
Items of Business	1.	To elect three director nominees to our Board of Directors as Class I Directors.
	2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2011.
	3.	To approve the Company's 2011 Management Incentive Compensation Plan.
	4.	To approve an amendment to the Company's 2005 Equity Incentive Plan to change the option term from seven to ten years.
	5.	To conduct an advisory vote on the Company's 2010 executive compensation.
	6.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation.
	7.	To transact any other business as may properly come before the meeting or any adjournment thereof.
Record Date	March 11, 2011
Annual Report
Cameron's Annual Report to Stockholders for the year ended December 31, 2010, which is not a part of the proxy solicitation materials, is available over the Internet at www.c-a-m.com/investors. If you received a printed copy of the proxy materials, a printed Annual Report was enclosed.
Notice Regarding The Availability of Proxy Materials
On or about March 24, 2011, we mailed to Stockholders who have not elected to receive printed versions of our proxy materials a Notice informing them of the Internet availability of our 2011 proxy materials, which contains instructions on how to access these materials and on how to vote.
Proxy Voting	Stockholders of record may vote in person at the meeting, but may also appoint proxies and vote their shares in one of three ways, by:
	•	Internet
	•	telephone
	•	mail
Stockholders whose shares are held by a bank, broker or other holder of record may appoint proxies and vote as instructed by that bank, broker or other holder of record.
Any proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

Grace B. Holmes
Corporate Secretary and Governance Officer
March 24, 2011

CAMERON INTERNATIONAL CORPORATION

PROXY STATEMENT

for the

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 3, 2011

        This Proxy Statement, and the accompanying proxy/voting instruction card ("proxy card"), are being made available to stockholders of record of Cameron International Corporation ("the Company") by the Company's Board of Directors ("Board") in connection with its solicitation of proxies to be used at the Company's 2011 Annual Meeting of Stockholders, scheduled to be held on May 3, 2011, or any postponements and adjournments thereof ("Annual Meeting" or "Meeting"). This Proxy Statement and any accompanying proxy card were first made available to stockholders beginning March 24, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING —————

Why am I receiving these materials?

        A Notice of Annual Meeting of Stockholders or Notice Regarding the Availability of Proxy Materials has been provided to you because the Board of Directors is soliciting your proxy to vote your shares at the Company's upcoming Annual Meeting.

What is the purpose of the Annual Meeting?

        At the Meeting, our stockholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, namely:

  1.
  To elect three director nominees to our Board of Directors as Class I Directors;

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2011;

  3.
  To approve the Company's 2011 Management Incentive Compensation Plan;

  4.
  To approve an amendment to the Company's 2005 Equity Incentive Plan to change the option term from seven to ten years;

  5.
  To conduct an advisory vote on the Company's 2010 executive compensation;

  6.
  To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and

  7.
  To transact any other business that may properly come before the Meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

        Pursuant to Securities and Exchange Commission ("SEC") rules and regulations, we have provided a Notice regarding Internet access to our proxy materials, including our 2010 Annual Report, to you because you have not elected to receive our proxy materials by mail. The Notice contains instructions on how you can access our proxy materials over the Internet as well as on how to request a printed copy. If you received such a Notice, you will not receive a printed copy of our proxy materials unless you request one.

        If you wish to receive our proxy materials by mail in the future, you can so choose by following the instructions in the Notice Regarding the Availability of Proxy Materials. Your election to receive proxy materials by email will remain in effect until you terminate it.

        Stockholders who hold their shares in "street-name", that is other than directly in their own names, but in the name of a bank, broker, or other holder of record, will receive a Notice Regarding the Availability of Proxy Materials directly from their bank, broker, or other holder of record.

Who is entitled to vote at the Meeting?

        Owners of shares of the common stock of the Company ("Common Stock") at the close of business on March 11, 2011, (the "Record Date"), are entitled to vote at and participate in the Annual Meeting.

        Participants in the Company's retirement savings plans, the Company-sponsored Individual Account Retirement Plan, the Nonqualified Deferred Compensation Plan, and the Deferred Compensation Plan for Non-employee Directors (collectively, "Retirement or Deferred Compensation Plans" or "Plans") may give voting instructions with respect to the Common Stock credited to their accounts in the Plans to the Plans' trustees who have the actual voting power over the Common Stock in the Plans.

What are the voting rights of holders of Common Stock?

        Each outstanding share of Common Stock will be entitled to one vote on each matter to come before the Meeting.

What is the recommendation of the Board of Directors regarding the proposals?

        Please see the information included in this Proxy Statement relating to the proposals on which you will vote. Our Board unanimously recommends that you vote:

  1.
  "FOR" each of the director nominees named in the Proxy Statement;

  2.
  "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2011;

  3.
  "FOR" the approval of the Company's 2011 Management Incentive Compensation Plan;

  4.
  "FOR" the approval of an amendment to the Company's 2005 Equity Incentive Plan to change the option term from seven to ten years; and

  5.
  "FOR" the proposal to approve, on an advisory basis, the Company's 2010 executive compensation.

        Our Board has not taken a position on how frequently our stockholders should have the opportunity to participate in future advisory votes on executive compensation, preferring instead to allow our stockholders to select, on an advisory basis, either one, two or three years.

What happens if additional matters are presented at the Meeting?

        If another proposal is properly presented for consideration at the Meeting, the persons named in the proxy card will vote as recommended by the Board or, if no recommendation is given, these persons will exercise their discretion in voting on the proposal.

How can shares be voted?

        Shares of Common Stock can be voted in person at the Meeting or they can be voted by proxy or voting instructions can be given, in one of three ways, by:

  •
  Internet

  •
  telephone

  •
  mail

The instructions for each are on the proxy card, in the Notice Regarding the Availability of Proxy Materials, or on the voting form enclosed with the proxy from the trustee, bank or brokerage firm.

How will votes be counted?

        For shares held in your own name, votes will be counted as directed, except when no choice for any particular matter is made. In that case, and only for the matter for which no choice is indicated, the shares will be voted as recommended by the Board unless the shares are held in one of the Retirement or Deferred Compensation Plans. If held in one of these Plans, they will be voted in the same proportion as the other shares in the Retirement or Deferred Compensation Plans have been voted.

        For shares held indirectly through a bank, broker or other holder of record, unless you give your broker, bank or other holder of record specific instructions, your shares will not be voted on any of the proposals other than Proposal 2. Under the New York Stock Exchange ("NYSE") rules that govern voting by brokers of shares held in street name, brokers have the discretion to vote those shares only on routine matters, but not on non-routine matters, as defined by those rules. The only routine matter that will be voted on is Proposal 2, the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accountants for fiscal year 2011.

What vote is required for approval?

        With regard to Proposal 1, our Bylaws require that director nominees are elected by an affirmative vote of the majority of votes cast, except for certain exceptions that are not currently applicable. In addition, NYSE rules require that for Proposal 4 (the amendment to the Company's Equity Incentive Plan) to be approved, the total votes cast for approval must exceed 50% of the shares of Common Stock outstanding and entitled to vote. With respect to Proposal 2 (ratification of independent registered public accountants), Proposal 3 (approval of the Company's Management Incentive Plan), and Proposal 5 (advisory vote on the Company's 2010 executive compensation), the affirmative vote of the majority of the votes cast on each of the proposals is required for approval. Because Proposal 6 (the advisory vote on the frequency of future advisory votes on executive compensation) has three alternatives, a plurality of the votes cast will be the standard for determining which frequency has been recommended by the Stockholders.

        Three of the matters that will be presented to a vote of stockholders are advisory in nature and will not be binding on the Company or the Board of Directors: ratification of the appointment of independent registered public accountants; approval of the 2010 executive compensation; and the choice of the frequency of future advisory votes on executive compensation.

What is a broker non-vote and what is the effect of a broker non-vote?

        A "broker non-vote" occurs when a street-name stockholder does not give instructions to the holder of record on how the stockholder wants his or her shares voted, but the holder of record exercises its discretionary authority under the rules of the NYSE to vote on one or more, but not all, of the proposals. In such a case, a "broker non-vote" occurs with respect to the proposals not voted on. Shares represented by "broker non-votes" will, however, be counted in determining whether a quorum is present.

        In the absence of instructions from the stockholder, the holder of record may exercise its discretionary authority and vote the shares it holds as a holder of record only for Proposal 2 (the ratification of the appointment of the independent registered public accountants), and does not have the discretionary authority to vote them on any of the other Proposals.

        Therefore, if you are a street-named stockholder, your shares will not be voted on any Proposal for which you do not give your broker, bank or other holder of record instructions on how to vote on any

Proposal other than Proposal 2, and your shares will have no effect on the outcome of the vote on any such other Proposal.

What is an abstention and what is the effect of an abstention?

        If you do not desire to vote on any proposal or have your shares voted as provided for in the preceding question, you may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any proposal before the Meeting.

        Abstentions will be counted as votes cast but since they are not counted as "For", they have the effect of a negative vote, except with respect to Proposal 6, in which case they will have no effect on the choice of the frequency of future advisory votes on executive compensation.

What constitutes a quorum?

        The presence at the Meeting of the holders of a majority of the shares of the Common Stock outstanding on the Record Date, in person or by proxy, will constitute a quorum, permitting business to be conducted at the Meeting. As of the Record Date, 244,955,328 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of the holders of Common Stock representing at least 122,477,665 votes will be required to establish a quorum.

What shares will be considered "present" at the Meeting?

        The shares voted at the Meeting, shares properly voted by Internet or telephone and shares for which properly signed proxy cards have been returned will be counted as "present" for purposes of establishing a quorum. Proxies containing instructions to abstain on one or more matters, those voted on one or more matters and those containing broker non-votes will be included in the calculation of the number of votes considered to be present at the Meeting.

How can a proxy be revoked?

        You can revoke a proxy at any time prior to a vote at the Meeting by:

  •
  notifying the Secretary of the Company in writing;

  •
  signing and returning a proxy with a later date; or

  •
  subsequent vote by Internet or telephone.

  Shares held in the name of a bank, broker or other institution may be revoked pursuant to the instructions provided by such institution.

Who will count the votes?

        The Company has hired a third party, Computershare Trust Company, N.A., to determine whether or not a quorum is present at the Meeting and to tabulate votes cast.

Where can I find the results of the voting?

        The voting results will be announced at the Meeting and filed on a Form 8-K with the Securities and Exchange Commission within four business days of the Meeting.

How can I communicate with the Board of Directors?

        Any interested party can communicate with our Board of Directors, any individual director or groups of directors by sending a letter addressed to the Board of Directors as a whole, to the individual director or to a group of directors, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027.

How can I find the Company's governance documents, such as the Corporate Governance Principles, the Board Committee Charters, the Code of Ethics for Directors, the Code of Ethics for Senior Financial Officers, and the Code of Conduct for Employees?

        All these documents can be found in the "Governance" and "Compliance" sections of our website: www.c-a-m.com. Please note that documents and information on our website are not incorporated herein by reference. These documents are also available at no cost in print by writing to the Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's corporate headquarters during normal business hours for a period of ten days prior to the Meeting.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS —————

Governance

        Corporate governance is typically defined as the system that allocates authority, duties and responsibilities among a company's stockholders, board of directors and management. The stockholders elect the directors and vote on extraordinary matters; the board of directors acts as a company's governing body and is responsible for hiring, overseeing, evaluating and compensating executive officers, particularly the Chief Executive Officer ("CEO"); and management is responsible for managing a company's day-to-day operations.

        The business and affairs of our Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws. Our Board of Directors has adopted written policies to further guide and regulate our actions:

        Corporate Governance Principles.    These Principles set out the essence of our rules and guidelines for self-governance and address such matters as the functions and duties of directors and the Board, the desired composition of our Board, its procedures as well as other matters such as stock ownership guidelines.

        Code of Ethics for Directors.    This Code is designed to promote honest and ethical conduct and compliance with applicable laws, rules, regulations and standards. Our Board recognizes that no code of conduct and ethics can replace the thoughtful behavior of an ethical director, but such a code can focus attention on areas of ethical risk, provide guidance to help recognize and deal with ethical issues, and help to foster a culture of honesty and accountability.

        Code of Conduct.    Our Code of Conduct applies to all of our employees and contractors and is designed to promote honest and ethical conduct and to articulate and provide guidance on our commitment to several key matters such as safety and health, protecting the environment, fair dealing, proper stewardship of our products, use of company resources, and accurate communication about our finances and products. It also addresses the many legal and ethical facets of integrity in business dealings with customers, suppliers, investors, the public, governments and the communities where we do business. Our Code of Conduct has been translated into more than ten languages and is distributed to our employees, who certify their commitment to and compliance with the Code on an annual basis.

        Code of Ethics for Senior Financial Officers.    This Code is designed to promote honest and ethical conduct, proper disclosure of financial information, and compliance with applicable laws, rules and regulations by the Company's officers and financial management.

        These Principles and the Codes are available for review on our website at www.c-a-m.com in the "Governance" and "Compliance" sections. As stated above, documents and information on our website are not incorporated herein by reference.

Board Responsibilities

        The primary responsibility of the Board is to exercise governance over the affairs of the Company and to establish delegations of authority to the Company's management. It is also the Board's responsibility to provide oversight, counseling and direction to the Company's management from the perspective of the long-term interests of the Company and its stockholders. The Board's and its committees' responsibilities include: (a) reviewing and, where appropriate, approving the Company's major financial objectives and strategic and operating plans and actions; (b) overseeing the conduct of the Company's business to evaluate whether it is being properly managed; (c) selecting and regularly evaluating the performance of the CEO; (d) planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives; (e) approving the compensation of the Company's executive officers; (f) overseeing the processes for maintaining the Company's integrity with regard to its financial statements and other public disclosures; and (g) overseeing the Company's compliance with laws and ethics as well as the Company's compliance programs and policies.

        The Board has instructed the CEO, working with the Company's other executive officers, to manage the Company's business in a manner consistent with all applicable laws and regulations, the Company's standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

        Our directors monitor the Company's business and affairs through Board and Board Committee meetings, background and informational materials and presentations provided to them on a regular basis, and meetings with officers and employees of the Company.

Board Leadership Structure and Role in Risk Oversight

        Committees.    Our Board of Directors currently has, and appoints the members of, three permanent Committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of these Committees operates pursuant to a written charter which can be found in the "Governance" section of our website at www.c-a-m.com. As stated earlier, documents and information on our website are not incorporated herein by reference. These documents are also available in print from the Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas, 77027. Each of these Committees is composed entirely of independent directors. Membership of the Committees is as follows:

AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE
Michael E. Patrick, Chair	Peter J. Fluor, Chair	David Ross, Chair
Douglas L. Foshee	C. Baker Cunningham	C. Baker Cunningham
Jon Erik Reinhardsen	Bruce W. Wilkinson	Bruce W. Wilkinson
David Ross

        The Audit Committee reviews and approves the Company's financial statements and earnings releases, oversees the internal audit function and reviews the Company's internal accounting controls. The Audit Committee, along with the Nominating and Governance Committee, oversees the Company's compliance policies and programs. The Audit Committee has the sole authority to appoint, review and discharge our independent registered public accountants. The Board has determined that Messrs. Patrick, Foshee, Reinhardsen and Ross, all of the members of the Audit Committee, are "audit committee financial experts" and "independent" as defined under applicable SEC and NYSE rules. The Report of the Audit Committee appears on pages 42-43 of this Proxy Statement.

        The Compensation Committee is responsible for developing our non-employee director compensation program. It is responsible for the compensation plans and decisions for all executive officers. With respect to the CEO, the Committee is provided the performance review of the CEO conducted annually by the Nominating and Governance Committee and confers with all other independent directors in Executive Session before making its compensation decisions regarding the CEO. The Compensation Committee determines the compensation of the other executive officers. It also oversees the compensation program for non-executive officers and employees and supervises and administers the compensation and benefits policies and plans of the Company. The Compensation Committee is assisted in these matters by an independent compensation consultant, hired by and serving at the pleasure of the Committee. The Compensation Committee also oversees executive development and succession planning, though sharing the responsibility for succession planning for the CEO and the Chairman of the Board with the

Nominating and Governance Committee. A description of the Committee's role in determining executive compensation, including the CEO's compensation, and its use of an independent compensation consultant, is contained in "Executive Compensation — Compensation Discussion and Analysis," which appears on pages 18-42 of this Proxy Statement. A description of the Committee's role in determining non-employee director compensation is contained in "Corporate Governance and Board of Directors Matters — Director Compensation," which appears on pages 6-17 of this Proxy Statement.

        The Nominating and Governance Committee is responsible for developing, reviewing and monitoring compliance with the Company's policies and practices relating to corporate governance, including the Company's Corporate Governance Principles, and for monitoring compliance with corporate governance rules and regulations, including the Company's Policy on Related Person Transactions, and serves as the Company's nominating committee. The Nominating and Governance Committee annually reviews the performance of the CEO, and, along with the Compensation Committee, is responsible for succession planning for the CEO and the Chairman of the Board. The Nominating and Governance Committee is responsible for reviewing and recommending to the Board nominees for directors, recommending committee assignments and conducting an annual review of Board effectiveness. The Nominating and Governance Committee, along with the Audit Committee, is responsible for overseeing the Company's compliance policies and program.

        Chairman of the Board and Chief Executive Officer Positions.    The Board believes it may be desirable and in the best interests of the Company to combine these positions or to separate them depending upon the circumstances. These positions were separated in 2008 to ensure an orderly transition when our Board appointed our then Chief Operating Officer, Mr. Moore, as CEO, and our former Chairman and CEO, Mr. Erikson, continued as Chairman of the Board. Effective May 3, 2011, these positions will once again be combined when Mr. Erikson steps down as Chairman and Mr. Moore becomes our Chairman as well as our CEO. The Board believes recombining these positions will best serve the interests of the Company and its stockholders under the present circumstances.

        Presiding Director.    The Board has elected a presiding director annually since 2003 to preside over the Executive Sessions of the independent directors. The Board is of the opinion that it is appropriate to have a Presiding Director whether the positions of Chairman and CEO are combined or separated. The Board elected Mr. David Ross as presiding director for the Board to serve from May 2010 to May 2011. Mr. Ross is also Chair of the Nominating and Governance Committee.

        Board's Role in Risk Oversight.    Our Board has and exercises ultimate oversight responsibility with respect to the management of the strategic, operational, financial and legal risks facing the Company and its operations and financial condition. The Board is involved in setting the Company's business and financial strategies and establishing what constitutes the appropriate level of risk for the Company and its business segments. Various committees of the Board also have responsibility for risk management.

        The Board delegated to its Audit Committee the responsibility to oversee financial and compliance risks, including internal controls. It has delegated to its Nominating and Governance Committee the responsibility to oversee the effectiveness of the Company's compliance programs.

        The Compensation Committee is responsible for assessing the nature and degree of risk that may be created by our compensation policies and practices to ensure the appropriateness of risk-taking and their consistency with the Company's business strategies. To conduct the assessment, the Committee, with the assistance of its independent compensation consultant, reviews the Company's compensation policies and practices and in particular, our incentive plans, by plan, the eligible participants, the performance measurements, the party responsible for certifying performance achievement, and the sums that could be earned. The Committee determined at its February 2011 meeting that the Company's compensation policies and practices do not encourage or create risk-taking that could be reasonably likely to have a material adverse impact on the Company.

 Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is comprised entirely of independent directors. None of the members of the Committee during fiscal 2010 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company has served on the compensation committee or board of any company that employed any member of the Company's Compensation Committee or Board.

Meetings and Meeting Attendance

        The Board and its Committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board and Committee agendas include regularly scheduled Executive Sessions for the independent directors to meet without management present. The Board's Presiding Director leads the Executive Sessions of the Board, and the Committee Chairs lead those of the Committees. The Board has delegated various responsibilities and authority to the Board Committees as described in this section of the Proxy Statement. Committees regularly report on their activities and actions to the full Board. Board members have access to all of the Company's employees outside of Board meetings. Board members periodically visit Company sites and events worldwide and meet with local management at those sites and events.

        During 2010, our Board of Directors held 15 meetings; the Audit Committee held 7 meetings; the Compensation Committee held 4 meetings; and the Nominating and Governance Committee held 4 meetings. Attendance for all such meetings was 96%. Each director is expected to make a reasonable effort to attend all meetings of the Board, all meetings of the Committees of which such director is a member, and the Company's annual meeting of stockholders. All of the directors attended the Company's 2010 annual meeting of stockholders, except Mr. Moore, who was testifying before a Congressional Committee. Each director is also expected to have reviewed materials supplied in advance of such meetings.

Director Independence

        Our Board believes that a majority of our directors should be independent, as defined under the standards adopted by the NYSE. The Board makes an annual determination as to the independence of each of the directors. Under the NYSE standards, no director can qualify as independent if, among other things, the director or any immediate family member is a present or former employee of the Company or its independent registered public accountants, or has been part of an interlocking directorate. Additionally, no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company that might interfere with the exercise of his or her independence from management and the Company. In evaluating each director's independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director's relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest, and the Company, its affiliates, or any entity in which the Company's senior management has an interest. As a result of this review, and based on the NYSE standards of independence, the Board affirmatively determined that Messrs. Cunningham, Fluor, Foshee, Patrick, Reinhardsen, Ross and Wilkinson are independent from the Company and its management. In addition, the Board affirmatively determined that each of the members of the Audit Committee, Messrs. Foshee, Patrick, Reinhardsen and Ross, are independent under the additional standards for audit committee membership under SEC rules. Messrs. Erikson and Moore are not independent directors as Mr. Erikson was an employee of the Company until April 1, 2008, and Mr. Moore is currently an employee.

        In connection with its determination as to the independence of directors, the Board considered ordinary course transactions between the Company and other companies for which our directors serve as executive officers. In particular, the Board considered that Mr. Foshee is Chairman and Chief Executive Officer of El Paso Corporation and that, during 2010, El Paso made payments for products purchased from the Company of approximately $12.5 million. These payments represent approximately .20% of the Company's consolidated gross revenues for 2010, and approximately .27% of El Paso's. The Board also considered that El Paso may order additional product from the Company in the future. The Board has concluded that these transactions and relationships do not adversely affect Mr. Foshee's ability or willingness to act in the best interests of the Company and its shareholders or otherwise compromise his independence, nor are similar transactions in the future expected to adversely affect Mr. Foshee's independence. The Board took note of the fact that these transactions were on standard terms and conditions and that neither company was afforded any special benefits. For these reasons, and the fact that Mr. Foshee had no involvement in negotiating the terms of the purchases or interest in the transactions, these purchases were not submitted to our Nominating and Governance Committee for review under our Policy on Related Person Transactions described below.

Director Qualifications

        The Nominating and Governance Committee determines the required selection criteria and qualifications for director nominees based upon the needs of the Company at the time nominees are considered. A candidate, at a minimum, must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should be persons of high integrity who have exhibited proven leadership capabilities, experience with high levels of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and the complexities of a global industry subject to a myriad of laws and regulations. Candidates should have large public company experience and experience in the energy or oilfield service industry, preferably including operational experience, and hold or have held an established executive level position in business, finance or education. In general, qualified candidates who are currently serving as executive officers of unrelated entities would be preferred. The Nominating and Governance Committee will consider these same criteria for nominees whether identified by the Committee, by stockholders or by some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

        Diversity.    Cameron is a global enterprise that generates approximately half of its revenues from locations outside the U.S. We do business in 300 locations, in more than 50 countries, with a workforce more than half of which is outside the U.S., spread over six continents. We translate our Compliance materials in ten different languages. We believe diversity includes gender and race, but we also believe it goes beyond that to include geographical and cultural diversity. As a company that has expanded significantly outside the U.S., it is important to, and in the best interest of, the Company to think in global terms and define diversity accordingly. While we believe that the primary criteria should be whether candidates have the qualifications, experience, skills and talents required to oversee the operations of a corporation as large and as complex as Cameron, we also believe that diversity is an important ingredient in a successful board mix. The Charter of our Nominating and Governance Committee provides that when evaluating director candidates, consideration will be given to those otherwise qualified individuals who offer diversity of geographical and/or cultural background, race/ethnicity, and/or gender; and that any search firm retained to assist the Committee in identifying director candidates be instructed to seek out and include diverse candidates for consideration.

        In 2009, the Board elected Jon Erik Reinhardsen, president and CEO of Petroleum Geo-Services ASA, as a director. Mr. Reinhardsen, a Norwegian who resides in Norway, has extensive experience in the global oilfield service industry, particularly in his home country, which is an important oil and gas producing region.

        Qualifications of Current Directors.    Each of our current directors meets the qualifications that have been established. The following are the names of the nominees for director and the continuing directors, in order of their classification, including a description of each director's experience, qualifications and skills.

Nominees Standing For Election

Class I — Term Ending 2014

        Peter J. Fluor offers the perspective of an experienced leader and executive in the energy industry. He is the Chairman of the Board and CEO of Texas Crude Energy, Inc., a private, independent oil and gas exploration company, where he has been employed since 1972 in positions of increasing responsibilities, including President and Chief Financial Officer. He is a director of Fluor Corporation, a provider of engineering, procurement, construction, maintenance and project management, for which he served as Interim Chairman from January 1998 through July 1998, and is currently its Lead Independent Director. He is also a director of Anadarko Petroleum Corporation and a former director of Devon Energy Company, both exploration and production companies. He is a member of the All-American Wildcatters Association, and an Emeritus member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University. He also serves in positions of leadership in charitable and non-profit organizations, including The Welch Foundation. He has a B.S. degree in Business and an M.B.A. from the University of Southern California. Mr. Fluor has been a director of Cameron since 2005.

        Jack B. Moore, our current President and CEO, has a wealth of experience with Cameron and in the oilfield service sector. He has had positions of increasing responsibility throughout his career evidencing his leadership capabilities and his understanding of the business and financial complexities of a global manufacturing company. Prior to becoming our President and CEO, he was Cameron's Chief Operating Officer, the President of Cameron's Drilling and Production Systems group and General Manager of Cameron's Western Hemisphere. Prior to joining Cameron, he held various management positions, including Vice President, Eastern and Western Hemisphere Operations, of Baker Hughes Incorporated, where he was employed for 23 years. He served on the board of Maverick Tube Corporation, a manufacturer of metal tubular goods for oil drilling, from 2005 until it was sold to Tenaris, S.A. in 2006. He serves on the Board of the Petroleum Equipment Suppliers Association, where he served as Chairman of the Board, the National Ocean Industries Association, and the American Petroleum Institute. He also serves in positions of leadership in charitable and non-profit organizations, including Spindletop Charities, the Greater Houston Partnership and The University of Houston C.T. Bauer College of Business Dean's Executive Board. Mr. Moore has a B.B.A. from the University of Houston and is a graduate of the Advanced Management Program at Harvard Graduate School of Business Administration. He has been a director of Cameron since 2007.

        David Ross offers executive experience in the oil and gas industry, finance and academia. He was Chairman and CEO of the Sterling Consulting Group, a firm which provides analytical research, planning and evaluation services to companies in the oil and gas industry; before that, he was a principal in the Sterling Group, a firm engaged in leveraged buyouts, primarily in the chemical industry, and in Camp, Ross, Santoski & Hanzlik, Inc., which provided planning and consulting services to the oil and gas industry; and was Treasurer of Enstar Corporation, an oil and gas company. He is an Emeritus member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University and was an Adjunct Professor of Finance at Rice University for 25 years. He is a director of Compete-At.com, a company which provides online event registration and membership software, and Process Technology Holdings, a company that manufactures linear valve actuators, and has been a director of Nuevo Energy Company, an exploration and production company. He also serves in positions of leadership in charitable and non-profit organizations, including the Nantucket Conservation Foundation and the Nantucket

Historical Association. Mr. Ross has a B.A. degree in Mathematics from Yale and an M.B.A. from the Harvard Graduate School of Business Administration and has been a director of Cameron since 1995.

Continuing Directors

Class II — Term Ending 2012

        C. Baker Cunningham, age 69, has demonstrated his leadership capabilities, senior-level experience and the ability to deal with the complexities of business and finance in a global context and brings to our Board an in-depth knowledge of operations, finance and corporate governance. In addition, he has an engineering and manufacturing background, two of the core competencies required of the Company. He has served in the roles of Chairman of the Board, CEO and President, first with Belden Inc., a wire, cable and fiber optic products manufacturing company, and then following a merger, as the President, CEO and director, of Belden CDT Inc., a manufacturer of high-speed electronic cables, focusing on products for the specialty electronic and data networking markets, including connectivity, both with manufacturing operations in countries around the world. Mr. Cunningham also held a number of executive positions, including Executive Vice President, Operations, with Cooper Industries Inc., a diversified manufacturer, marketer and seller of electronic products, tools and hardware. Mr. Cunningham is a director of Rea Magnet Wire Company, Inc., a privately held corporation in Fort Wayne, Indiana, and serves in positions of leadership in charitable and non-profit organizations, including President and a director of the Central Institute for the Deaf, St. Louis, Missouri. He has a B.S. degree in Civil Engineering from Washington University, an M.S. degree in Civil Engineering from Georgia Institute of Technology, and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Cunningham has been a director of Cameron since 1996.

        Sheldon R. Erikson, age 69, is our current Chairman and has been our Chairman since 1996, and was CEO and President of Cameron from the time of its creation in 1995 through the transition to our current President and CEO on April 1, 2008. Under Mr. Erikson's leadership, guidance and direction, Cameron has grown from a company with annual revenues of $1.14 billion to one with $6.135 billion. His knowledge of the Company and the industry and his continued involvement with the Company following our transition to our new CEO is of great value to the Board and the Company. Prior to assuming his leadership role with Cameron, Mr. Erikson had a long and distinguished career in the energy and manufacturing sectors. He was Chairman of the Board, President and CEO of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing and offshore drilling. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Endeavour International Corporation, an oil and gas exploration and production company, and Rockwood Holdings, Inc., a company in the specialty chemicals and advanced materials businesses, and has been a director of Triton Energy Company and Spinnaker Exploration Company, both oil and gas exploration companies, Layne Christensen Co., a provider of services and related products for the water, mineral and energy markets, and NCI Building Systems, a provider of products and services for the construction industry. He also serves on the boards of directors of the National Petroleum Council, American Petroleum Institute, National Ocean Industries Association and the Petroleum Equipment Suppliers Association, of which he is a past chairman. He also serves in positions of leadership in charitable and non-profit organizations, including The University of Texas MD Anderson Cancer Center and the Texas Heart Institute. Mr. Erikson has an M.B.A. from the Harvard Graduate School of Business Administration and studied engineering and economics at the University of Illinois.

        Douglas L. Foshee, age 51, provides significant experience in the oil and gas industry and a depth of financial and corporate governance knowledge. He has held leadership and executive positions in the oilfield service sector, in which Cameron competes, and in finance. He is the Chairman and CEO of El Paso Corporation and a director of El Paso Pipeline GP Company, L.L.C., the general partner of El Paso's publicly-traded master limited partnership, El Paso Pipeline Partners, L.P. He served as Executive

Vice President and Chief Operating Officer and Executive Vice President and Chief Financial Officer of Halliburton Company. Prior to Halliburton, he was President, CEO and Chairman of Nuevo Energy Company, an exploration and production company, and CEO and Chief Operating Officer of Torch Energy Advisors Inc., a privately-held energy company. He held various positions in finance and new business ventures with ARCO International Oil and Gas Company and spent several years in energy banking. He served as a Trustee of AIG Credit Facility Trust, overseeing the U.S. government's equity interest in American International Group for the benefit of the U.S. Treasury, and is Chairman of the Federal Reserve Bank of Dallas, Houston Branch. He is on the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University, Rice University's board of trustees and KIPP Houston's board of trustees. He has an MBA from the Jesse H. Jones School at Rice University, a B.B.A. degree from Southwest Texas State University and is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University. He also serves in positions of leadership in charitable and non-profit organizations, including the Texas Business Hall of Fame Foundation, Central Houston, Inc. and the Greater Houston Partnership. Mr. Foshee has been a director of Cameron since 2008.

Class III — Term Ending 2013

        Michael E. Patrick, age 67, brings to the Board and Cameron a depth of knowledge of the financial markets and matters of finance in general, as well as experience as a director of oil and gas service companies for 20 years. He has served as the Vice President and Chief Investment Officer of Meadows Foundation, Inc., a philanthropic association, is a director of Apptricity Corporation, which provides enterprise applications and services used to automate financial management, advanced logistics, supply chain, and workforce management, and was a director of BJ Services Company, an oilfield services company acquired by Baker Hughes International in 2010. He was a director of The Western Company of North America, an oilfield service company acquired by and merged into BJ Services Company. He has a B.B.A. degree from Harvard University and an M.B.A. from the Harvard Graduate School of Business Administration and has been a director of Cameron since 1996.

        Jon Erik Reinhardsen, age 54, was elected to the Board in June 2009, and is the Board's first non-U.S. director. In addition to his unique geographical and cultural perspective, he provides knowledge of the oil and gas industry, the oilfield service sector, and experience with other global industries from an executive level. He is President and CEO of Petroleum Geo-Services ASA, a focused geophysical company providing a broad range of seismic and reservoir services, in Lysaker, Norway. He has been a Vice President of Alcoa Inc. and President of its Primary Products Global Growth, Energy and Bauxite businesses, and a Group Executive Vice President as well as holding various other senior-level positions with Aker Kvaerner ASA, a provider of engineering and construction services, technology products and integrated solutions. He serves on the boards of Höegh LNG Holdings Ltd., Höegh Autoliners Holding AS and AWilhelmsen Management AS. He has an M.S. degree in Applied Mathematics/Geophysics from the University of Bergen, Norway and attended the International Executive Program at the Institute for Management Development in Lausanne, Switzerland.

        Bruce W. Wilkinson, age 66, provides extensive experience to the Board as a result of having served as Chairman, CEO and President of McDermott International, Inc., a leading global engineering and construction company serving the energy and power industries. In addition to his knowledge of the oilfield service sector and governance matters affecting public corporations, Mr. Wilkinson's familiarity with the large-scale, complex projects undertaken by McDermott is valuable to Cameron's evaluation and execution of its subsea systems projects, which carry similar challenges of scope and complexity. He currently is a principal of ANCORA Partners, LLC, a private equity group. He has served as Chairman and CEO of Chemical Logistics Corporation, a company formed to consolidate chemical distribution companies; President and CEO of Tyler Corporation, a diversified manufacturing and service company; Interim President and CEO of Proler International, Inc., a ferrous metals recycling company; and Chairman and CEO of CRSS, Inc. a global engineering and construction services company. He has also been a Principal of Pinnacle Equity Partners, L.L.C., a private equity group. He also serves in positions of leadership in charitable and non-profit organizations, including the University of St. Thomas in Houston, Texas, and the Duchesne Academy of the Sacred Heart in Houston, where he serves as a Trustee of each. Mr. Wilkinson has B.A. and J.D. degrees from the University of Oklahoma and an LLM from the University of London and has been a director of Cameron since 2002. Mr. Wilkinson has been a director of Cameron since 2002.

        The following table notes the breadth and variety of business experience that each of our directors brings to the Company.

	Executive Leadership	Financial Oversight Responsibilities	Energy/Oil Field Services	International Operations	Current or Former CEO	Advanced Degree	Other Director Experience

C. Baker Cunningham	✓	✓	✓	✓	✓	✓	✓
Sheldon R. Erikson	✓	✓	✓	✓	✓	✓	✓
Peter J. Fluor	✓	✓	✓	✓	✓	✓	✓
Douglas L. Foshee	✓	✓	✓	✓	✓	✓	✓
Jack B. Moore	✓	✓	✓	✓	✓		✓
Michael E. Patrick	✓	✓	✓			✓	✓
Jon Erik Reinhardsen	✓	✓	✓	✓	✓	✓	✓
David Ross	✓	✓	✓		✓	✓	✓
Bruce W. Wilkinson	✓	✓	✓	✓	✓	✓	✓

Director Selection Process

        The Nominating and Governance Committee is responsible for developing the Company's slate of candidates for director nominees for election by stockholders, which the Committee then recommends to the Board for its consideration. The Committee customarily engages the services of a third-party search firm to assist in the identification or evaluation of Board member candidates when searching for director nominees.

        The Nominating and Governance Committee determines the required selection criteria and qualifications for director nominees based upon the needs of the Company at the time nominees are considered. The Committee determines these needs in relation to the composition of the Board evaluated as a whole. The Committee's primary objective is to assemble a group that can effectively work together using its diversity of experience and perspectives to see that the Company is well managed and represents the interests of the Company and its stockholders.

        The qualifications the Committee uses to judge and select director candidates, including diversity, are discussed in "Director Qualifications," above. The Nominating and Governance Committee will consider the same criteria for nominees whether identified by the Committee, by stockholders or by some other source. When current Board members are considered for nomination for re-election, the Nominating and Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.

        Stockholders wishing to identify a candidate for director may do so by sending the following information to the Nominating and Governance Committee, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027: (1) the name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate's willingness to serve as a director, if elected; and (3) a signed statement as to the submitting stockholder's current status as a stockholder and the number of shares currently held.

        The Nominating and Governance Committee assesses each candidate based upon the candidate's resumé and biographical information, the willingness to serve, and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at the time. Based upon this preliminary assessment, candidates may be invited to participate in a series of interviews. Following this process, the Nominating and Governance Committee determines which candidates to recommend to the Board for nomination for election by our stockholders at the next annual meeting. The Nominating and Governance Committee uses the same process for evaluating all candidates, regardless of how the candidates are brought to the attention of the Committee.

        No candidates for director were submitted to the Nominating and Governance Committee by any stockholder in connection with the 2011 Annual Meeting. Any stockholder desiring to present a director candidate for consideration by the Committee for our 2012 Annual Meeting must do so prior to September 1, 2011, in order to provide adequate time to duly consider the candidate and comply with our Bylaws.

Stockholder Communications with the Board

        Any interested party desiring to communicate with our Board of Directors or any individual director may send a letter addressed to our Board of Directors as a whole or to individual directors, c/o Corporate Secretary, 1333 West Loop South, Suite 1700, Houston, Texas 77027. The Corporate Secretary has been instructed by the Board to screen the communications and promptly forward those to the full Board or to the individual director specifically addressed therein.

Policy on Related Person Transactions

        Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship (a "related person transaction"), the related person must report the proposed related person transaction and the Board's Nominating and Governance Committee will review, and if appropriate, approve the proposed related person transaction. Any related person transaction that is ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the Policy will be considered approved or ratified if it is authorized by the Committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the Committee will review and consider: the approximate dollar value of the amount involved; the related person's involvement in the negotiation of the terms and conditions, including the price of the transaction; the related person's interest in the related person transaction; whether the transaction was undertaken in the ordinary course of our business; whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party; the purpose of, and the potential benefits to us of, the transaction; and any other information regarding the transaction or the related person in the context of the proposed transaction that the Committee determines to be relevant to its decision to either approve or disapprove the transaction.

        The Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company's best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company's annual consolidated gross revenues; and

  •
  a transaction that is specifically contemplated by provisions of the Company's Certificate of Incorporation or Bylaws, such as a contract of indemnity.

Director Compensation

        The compensation program for our non-employee directors has been developed by the Compensation Committee after consideration of the recommendations and competitive market data provided by Frederic W. Cook & Co., Inc., ("FWC") an independent compensation consultant, whom the Compensation Committee has retained as its independent consultant. The program has been approved by the full Board.

        The following sets out the components of the compensation program for our non-employee directors. Employee directors receive no additional compensation for serving on our Board of Directors:

Equity Grant Upon Initial Election		$250,000*
Annual Board Retainer for Non-employee Chairman		$200,000
Annual Board Retainer		$50,000
Annual Equity Grant		$250,000
Annual Committee Chair Retainer	(Audit Committee)	$20,000
	(Compensation Committee)	$15,000
	(Other Committees)	$10,000
Board/Committee Meeting Fee		$2,500
Telephonic Meeting Fee		$1,000
*
If a director's election occurs between annual meetings of stockholders, the value of the Equity Grant Upon Initial Election will be a pro-rata portion of the grant value equal to the remaining balance of the board year (e.g., months until next annual meeting of stockholders).

        Equity grants, both the Initial and Annual, are made in the form of Deferred Stock Units ("DSUs"). One quarter of each year's Annual Equity Grant is earned and vests at the end of each quarter of service as a director during that year. Vested DSUs are payable in Common Stock at the earlier of three years from the grant date or the end of Board tenure, unless electively deferred by the director for a longer period. Directors may elect to receive their Board and Committee Chair retainers in cash or defer them under our Deferred Compensation Plan for Non-Employee Directors. Deferral can be made for such periods of time as selected by the director and can be made into Common Stock or cash, at the director's election. No above-market interest, as defined for purposes of the SEC's proxy reporting rules, is credited or paid on cash deferrals.

        Directors are eligible to use Company-leased aircraft for personal travel, provided they reimburse the Company for the incremental operating cost to the Company of any such use. Spouses of directors are invited to the Company's annual off-site Board meeting. Directors are reimbursed by the Company for the cost of their spouses' travel to and from the meeting.

Director Compensation Table

        The following table provides compensation information for 2010 for each non-employee director:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation ($)	Total ($)

C. Baker Cunningham	92,500	250,000	-0-	-0-	-0-	-0-	342,500
Sheldon R. Erikson	272,500	250,000	-0-	-0-	-0-	-0-	522,500
Peter J. Fluor	96,500	250,000	-0-	-0-	-0-	-0-	346,500
Douglas L. Foshee	80,000	250,000	-0-	-0-	-0-	-0-	330,000
Michael E. Patrick	104,000	250,000	-0-	-0-	-0-	-0-	354,000
Jon Erik Reinhardsen	84,000	250,000	-0-	-0-	-0-	-0-	334,000
David Ross	104,000	250,000	-0-	-0-	-0-	-0-	354,000
Bruce W. Wilkinson	92,500	250,000	-0-	-0-	-0-	-0-	342,500
(1)
In 2010, Mr. Fluor deferred $65,000 under the Deferred Compensation Plan for Non-Employee Directors.

(2)
The amounts in the "Stock Awards" column represent the grant date fair market value of the shares underlying the DSUs, which was $38.10 per share. Each director held 3,280 unvested DSUs at year-end. Under the terms of the 2005 Equity Inventive Plan, Annual Equity Grants are made the day following the Annual Meeting of Shareholders. The 2010 Annual Equity Grants were made on May 13, 2010.

(3)
In 2005, the Company eliminated stock options for non-employee directors and replaced that element of the directors' compensation package with grants of DSUs payable in Common Stock. No grants of stock options have been made to directors since 2005. The aggregate number of shares underlying prior-year option awards outstanding at the end of 2010 was 472,666 for Mr. Erikson, which were awarded to him while still an officer and employee of the Company, and 24,000 for Mr. Fluor. There are no outstanding option awards for Messrs. Cunningham, Foshee, Patrick, Reinhardsen, Ross and Wilkinson.

(4)
While our directors are entitled to elect to defer their retainers, they may defer them only into cash or Common Stock under the Deferred Compensation Plan for Non-Employee Directors. The cash is invested in funds substantially the same as those offered under our employees' qualified 401(k) plan.

Stock Ownership Guidelines

        The Company has had stock ownership guidelines for its directors, and stock ownership requirements for its officers and other key executives, since 1996. The Board adopted these guidelines and requirements in order to align the economic interests of the directors, officers and other key executives of the Company with those of all stockholders and to further focus their attention on enhancing stockholder value. Under these guidelines, outside directors are expected to own shares of Common Stock within one year and own shares of Common Stock with a value of at least $300,000 within three years of their election to the Board. Officers and other key executives are required to own Common Stock having a market value between two and six times their base salary, as is more fully described in "Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Requirements" on page 30 of this Proxy Statement. Valuation for these purposes is calculated using current fair market value or cost, whichever is greater. DSUs owned by directors and Restricted Stock Units ("RSUs") owned by officers and other key executives are included in the stock ownership calculation. All directors are in compliance with the guidelines.

Hedging Policy

        The Company has a written "Policy on Trades, Derivatives or Hedging Transactions, and Pledges by Directors, Officers and Key Employees" that, among other things, prohibits derivative or hedging transactions involving our Common Stock, or the use of our Common Stock as security, as collateral in a margin account, or as a pledge or other hypothecation.

EXECUTIVE COMPENSATION —————

Compensation Committee Report

        We have reviewed and discussed with management the Compensation Discussion and Analysis included in the Company's 2011 Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934. Based on these reviews and discussions, we recommend to the Board of Directors that this Compensation Discussion and Analysis be included in this, the Company's Proxy Statement.

Compensation Committee, Peter J. Fluor C. Baker Cunningham Bruce W. Wilkinson

Compensation Discussion and Analysis

        This section explains our executive compensation philosophy and practices and, in particular, those with respect to our Named Executive Officers or "NEOs." Our NEOs are our Chief Executive Officer and Chief Financial Officer, as well as our three most highly compensated executive officers in 2010.

  Summary

        We believe that the most effective executive compensation program is one designed to reward the achievement of specific annual, long-term and strategic goals. The design of our program reflects this belief and is intentionally performance-based to align the interests of our executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. Shareholder alignment is achieved by making approximately 75% of our executive compensation variable, so that competitive median or higher total direct compensation could only be actually earned by performance meeting or exceeding goals.

        The total direct compensation of our executives is a mix of base salary, annual incentive bonus, and long-term incentives. The benefits provided to our executive officers are the same as those broadly available to our U.S. salaried employees, except for a nonqualified deferred contribution plan that restores benefits lost by tax-code limitations under the same funding formula as for other covered employees. Perquisites include only financial planning services and the opportunity for senior vice presidents and higher ranked officers to use Company-leased aircraft for personal travel, provided they reimburse the Company for incremental operating costs.

        We had Earnings Per Share ("EPS") growth of 2%, while delivering above expectations on our Business Transformation strategy. At the same time, we generated double-digit shareholder returns for 2010 and on-average returns for the last three years in a difficult world economy. As a result, our NEOs 2010 earned annual bonuses funded at an average of 133.6% of target, while our performance-based long-term incentives (performance-based restricted stock units or "PRSUs") were earned at 133.4% of target, and outstanding stock options continued to accumulate value for reward and retention. We have avoided entitlements and problematic executive pay practices by not having employment contracts, defined benefit supplemental pensions, or material compensation value in the form of perquisites. Meanwhile, we provide only market-competitive severance with "best-practice" design provisions such as double-trigger equity acceleration in the event of a change in control, and no tax gross-ups for newly hired or promoted executives since 2009. We also have policies to mitigate compensation-related risk such as ownership guidelines, claw-backs, prohibitions on insider trading and hedging, and oversight by an independent Compensation Committee.

        In 2010, our Compensation Committee made a number of decisions impacting 2011 executive compensation:

  •
  The performance goal for performance-based RSU awards ("PRSUs"), which make up 30% of our long-term incentive compensation for 2011, was changed to a three-year Return on Invested Capital ("ROIC") goal. An ROIC goal has been established for 2011 and will be for each of 2012 and 2013. Performance against each year's ROIC goal will be averaged to determine earned awards.

  •
  The 2011 EPS and Earnings Before Interest and Taxes ("EBIT") goals for determining annual bonuses have been set above those in our approved operating budget, making performance against these goals more difficult.

  •
  The 2011 performance range between target and maximum for our annual incentive bonus was raised from 20% to 25% above the target performance goals, making it more difficult to achieve higher than target performance.

  •
  Club dues reimbursements to our executive officers, including NEOs, was terminated.

        The following is a list of our NEOs by name, position, and years in position:

Name	Position	Years in Position

Jack B. Moore	President and Chief Executive Officer	3
Charles M. Sledge	Senior Vice President and Chief Financial Officer	3
John D. Carne	Executive Vice President, Chief Operating Officer and President, Drilling Production Systems	*1
William C. Lemmer	Senior Vice President and General Counsel	11
James E. Wright	Senior Vice President and President, Valves and Measurement	4
*
Prior to his promotion to Chief Operating Officer in August 2010, Mr. Carne was Senior Vice President for the preceding 4 years.

        The remainder of the Compensation Discussion and Analysis is organized into five parts, as follows:

Part I	—	Company Performance.
Part II	—	Executive Compensation Philosophy and Objectives.
Part III	—	Roles and Responsibilities.
Part IV	—	Executive Compensation Decision-Making Process.
Part V	—	Other Matters Impacting Our Executive Compensation.

Part I — Company Performance.

        We experienced significant growth in 2010 over 2009 in revenue and net income, as well as shareholder return. The same is true over the past five years, as illustrated below:

        We have also performed well in comparison to our peers. For example, for the three-year period ended December 2010, the Company's growth in Revenues, growth in EBIT, growth in EPS and Total Shareholder Return were all in the top quartile when compared to our Peer Group (described on page 22).

Part II — Executive Compensation Philosophy and Objectives.

        Our executive compensation program is designed to ensure that compensation goals are aligned with operating and performance metrics intended to drive longer-term stockholder value creation. The intent and purpose of the program is to allow us:

  •
  to attract, retain and motivate qualified executives to lead and manage the business and affairs of the Company,

  •
  to provide performance-based cash and stock incentives to encourage and reward achievement of the Company's annual goals and long-term and strategic objectives, and

  •
  to provide a competitive total compensation package that recognizes and rewards not only the Company's performance against its goals and objectives but also the individual's performance and contributions to the Company.

        We believe that a significant portion of total direct compensation should be contingent upon performance, so that targeted total direct compensation can be achieved only if performance targets established by the Compensation Committee are met. For 2010, the annual bonus and PRSUs rewarded performance against annual performance goals because multi-year forecasting was difficult in the uncertain macro-economic environment facing the industry, and the value of stock options is contingent upon longer-term share price appreciation. Beginning in 2011, the measurement period for the PRSUs was increased from one to three years. We consider these elements of executive compensation to be "at risk," or performance-based compensation, because neither our annual bonus nor our performance-based awards can be earned unless pre-determined levels of performance are achieved against approved goals, and our stock options provide value only to the extent that there is an increase in the value of our Common Stock during their option term. Our annual bonus and PRSUs are designed to have significant swings in value, both above and below targeted levels, depending on the level of achievement against goals, in order to both encourage and reward performance.

        The following charts show the mix of the fixed and variable components of total direct compensation paid to our CEO for 2010 and the average of that paid to our other NEOs:

        Our program targets the level of cash compensation (made up of base salaries and annual incentives) at the median and our long-term incentives at the 75th percentile of what the Committee and its independent compensation consultant consider to be "competitive market levels." These competitive market levels are considered by the Committee as appropriate for achieving our compensation objectives, and data is derived from a competitive review conducted each year by the Committee's independent compensation consultant. This review compares the compensation of a number of our officers against that of similar positions with our peers and those in the manufacturing industry in general. Peer group data is from SEC filings, including proxy statements and Form 8-K filings, and industry data is from Towers Watson and Aon Hewitt pay surveys. A competitive market level of compensation for each executive position is determined by using a combination of both peer company data and industry survey data. In the case of our CEO, Chief Operating Officer and Chief Financial Officer, peer company data was given a 75% weighting and survey data a 25% weighting; for our fourth highest NEO, peer company data and survey data were weighted 50% each; and for the fifth, the weighting was 25% and 75%. The reason for the different weightings is to reflect the relative quality of the position matches at each level as reflected in the disclosure data versus the pay surveys.

        The annual competitive compensation review conducted by the Committee's independent consultant shows that our methodology for determining market levels of compensation by position resulted in our total direct compensation being targeted below the median of our peer companies, in part due to the impact of the weighting of manufacturing industry data discussed above and, in part due to the relatively short tenure of a number of our executive officers, including some of our NEOs. The following table shows the quartile in which the 2010 target total direct compensation of each of our NEOs fell when compared to that of comparable positions in our peer group companies and in the manufacturing industry, and the percentage above or below the Committee's and its consultant's determination of the competitive median market level for each of our NEOs.

Competitive Comparison of 2010 Target Total Direct Compensation

Name	Peer Group	Manufacturing Industry	Percent above/below Competitive Median Market Level

Jack B. Moore	1st	2nd	-1%
Charles M. Sledge	2nd	3rd	4%
John D. Carne	1st	2nd	-6%
William C. Lemmer	2nd	4th	9%
James E. Wright	2nd	4th	6%

        4th = top quartile    1st = bottom quartile

        Peer Group.    The peer group used by the Committee is objectively selected to make competitive comparisons and is composed of publicly traded oil services and equipment manufacturing companies of generally similar size and complexity, with whom we compete to attract and retain qualified executives. The peer group companies used in 2010 are the same as those used in 2009, except for BJ Services Company and Smith International, Inc., both of which were acquired by other peer group companies during 2010. Seven of the nine companies in our peer group are included, along with us, in the Philadelphia Oil Service Sector Index (OSX), a group of 15 companies. The two companies in addition to the seven OSX companies in our peer group are FMC Technologies Inc. and McDermott International, Inc. The OSX companies not included in our peer group are Diamond Offshore Drilling, Inc., Global Industries, Ltd., Lufkin Industries, Inc., Noble Corporation, Oceaneering International, Inc., Rowan Companies, Inc. and Tidewater, Inc. Three were not included because they are in sufficiently different businesses from us that the Committee does not consider them peers, and the other four were not included so that drilling companies would not be overweighted in the overall group.

        In 2010, our peer group was composed of the following companies, as selected and approved by the Compensation Committee, taking into account the recommendations made by the Committee's independent compensation consultant:

Baker Hughes Incorporated	National Oilwell Varco, Inc.
FMC Technologies, Inc.	Schlumberger Limited
Halliburton Company	Transocean Ltd.
McDermott International, Inc.	Weatherford International Ltd.
Nabors Industries, Inc.

Part III — Roles and Responsibilities.

        Role of the Compensation Committee.    The Compensation Committee makes all compensation decisions regarding executive officers of the Company, including our NEOs, except in the case of our CEO. The Committee confers with all the other independent directors in Executive Session of the Board before making its decisions regarding the compensation of our CEO.

        The principal functions of the Committee with respect to executive compensation include:

  •
  Establishing our compensation policies and reviewing them to determine (i) whether they adequately support our business goals and objectives and (ii) whether they encourage inappropriate behavior from the perspective of risks that could have a material adverse effect on the Company;

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  Approving the peer group selection criteria that determine the companies included in our peer group;

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  Setting the CEO's compensation, giving consideration to the performance evaluation of the CEO conducted by the Nominating and Governance Committee, competitive data and the recommendation of the Committee's independent compensation consultant;

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  Setting the other executive officers' compensation, giving consideration to performance evaluations provided by the CEO, competitive data and the recommendation of the Committee's independent compensation consultant;

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  Overseeing administration of our annual incentive plan and (i) establishing eligible classes of participants, (ii) setting performance goals, (iii) approving minimum, target and maximum awards and (iv) certifying attainment of goals and approving any payouts;

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  Overseeing administration of our long-term incentive plan, including (i) determining the total number of shares available for grant, (ii) establishing the award guidelines to be used when determining the amount and mix of individual awards, (iii) making grants to officers and key employees and (iv) authorizing the number of shares available for grant to other employees;

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  Exercising oversight responsibility for our severance policies and individual employment and severance arrangements;

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  Reviewing and enforcing compliance with our stock ownership guidelines; and

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  Reviewing and approving our executive benefits and perquisites.

        Role of Compensation Consultant.    The Compensation Committee is assisted in its efforts by FWC, the independent compensation consultant retained by the Committee on an annual basis. With respect to executive compensation matters, FWC reports to and acts at the direction of the Compensation Committee. FWC provides no services for management or the Compensation Committee that are unrelated to duties and responsibilities of the Committee.

        FWC conducts an annual competitive review of our executive compensation program for the Compensation Committee. The review focuses on the program's effectiveness in supporting our business strategy, and its reasonableness as compared to the compensation practices of our peer group and other manufacturing companies. It covers each element of total compensation of executive officers, as compared to peer group data gathered from proxy statements and SEC filings, and from compensation surveys of the manufacturing industry conducted by Towers Watson and Aon Hewitt Associates. It also includes the cost and potential dilution to our stockholders of equity incentives and a comparison to that of our peer group, and the carried interest equity ownership of each of the executive officers, including both shares owned directly and owned indirectly through outstanding equity grants.

        Role of CEO in the Compensation Decision Process.    Our CEO periodically reviews the performance of other executive officers, including the other NEOs, with the Committee for the Committee's use when making decisions regarding compensation and other matters, principally succession planning. He submits proposals for the performance objectives for annual bonuses and determining the size of long-term incentive grant values. He offers recommendations to the Committee on executive compensation program design and on individual executive officers' compensation components. Our CEO also regularly attends Compensation Committee meetings and provides his perspectives, judgment and recommendations on matters being considered by the Committee.

Part IV — Executive Compensation Decision-Making Process.

        Tally Sheets.    Each year the Compensation Committee is provided annual "tally sheets" that itemize the total compensation of each of our executives, including the NEOs, for the past two years, as well as the estimated minimum, target and maximum total compensation that could be earned by each executive during the current year depending on whether, and to what extent, performance-based compensation is earned. The Committee considers the appropriateness and the amounts of each element, the mix of the elements and the overall amount of total compensation when making its decisions on both the compensation program as a whole and the compensation to be paid each executive for the coming year.

        Other Considerations.    When making compensation decisions with respect to executive officers, including our NEOs, in addition to the "tally sheets," the Committee also considers:

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  level of responsibilities and impact on Company results of each executive;

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  skill and experience needed to fulfill his or her responsibilities;

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  effectiveness in discharging his or her responsibilities;

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  level of his or her achievement of goals and objectives;

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  performance of the Company in relation to its peer group;

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  compensation levels and practices of companies with whom we compete for talent;

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  total compensation of each executive position as compared with the 25th, 50th and 75th percentile compensation for a like position within our peer group and, in order to gain a broader perspective of the range of competitive reasonableness, within the larger category of the manufacturing industry in general;

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  analyses prepared by and recommendations of the Committee's independent consultant regarding the appropriate amount and mix of compensation for each executive;

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  recommendations of our CEO (except for his own position); and

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  internal equity based on the impact of relative duties, responsibilities, position and performance within the Company.

        Base Salary.    Each of our executives receives a base salary for services rendered during the year. Base salaries are paid to provide executive officers with a market-competitive guaranteed level of annual earnings. Base salary ranges are determined for each executive position based on job responsibilities, required experience, internal position relationships and general market competitiveness. Base salaries, along with all other elements of compensation, are reviewed annually by the Committee, giving consideration to:

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  total compensation as itemized in the "tally sheets;"

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  any changes in levels of responsibility;

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  the performance of the executive;

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  the annual competitive review of executive compensation prepared by the Committee's independent compensation consultant; and

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  an internal review of the executive's compensation relative to base salaries of other executive officers.

        The 2010 base salaries of the NEOs were set by the Committee at its November 2009 meeting. As a result of the Committee's consideration of the factors discussed above, the Committee set the 2010 base salary of Mr. Moore at $970,000, Mr. Sledge at $485,000, Mr. Carne at $600,000, Mr. Lemmer at $450,000, and Mr. Wright at $386,000.

        At its October 2010 meeting, the Committee raised the 2011 base salaries, effective April 1, 2011, of Mr. Moore to $1,065,500, Mr. Sledge to $541,500, Mr. Carne to $656,500, Mr. Lemmer to $494,800, and

Mr. Wright to $421,500, based on the considerations discussed above, including the promotions during 2010 of Mr. Carne to Executive Vice President and Chief Operating Officer, and Mr. Wright to Senior Vice President.

        Annual Incentives.    Our stockholder-approved Management Incentive Compensation Plan ("MICP") provides each of our executive officers and other key management employees an opportunity to earn an annual cash bonus based on actual performance against pre-established objectives set by the Compensation Committee and based on the Company's Board-approved operating plan and budget. Annual bonuses are paid to reflect competitive practice and reward annual Company, business and individual performance.

        NEO Target-Award Opportunities.    The Compensation Committee, taking into consideration peer group and industry competitive practices, the advice and recommendations of the Committee's independent compensation consultant, and the recommendations of the CEO for positions other than his own, establishes a target-award opportunity for each executive expressed as a percentage of base salary. Our target values are set at or near the market-median target for similar positions within our peer group. The target award opportunities expressed as a percentage of base salary for our NEOs for 2010 and 2011 are set out below.

	MICP Target Award (% of base salary)
Name	2010	2011

Jack B. Moore	100%	100%
Charles M. Sledge	75%	75%
John D. Carne	75%	85%
William C. Lemmer	65%	65%
James E. Wright	60%	65%

        Setting the Performance Objectives.    Performance objectives are set by the Committee for each year based on proposals submitted to the Committee by the CEO. The CEO's proposals, and ultimately the performance objectives selected, are based on and designed to encourage achievement of the Company's performance goals set out in the Company's Board-approved annual operating plan and budget as well as business strategies for that year. The Committee also considers overall market conditions, the industry environment and the Company's positions in its respective business lines when setting performance objectives.

        2010 Performance Objectives.    MICP performance objectives for 2010 were established for EPS and cash flow for all executives, including the CEO and other NEOs. For executives responsible for an operating unit, including Messrs. Carne and Wright, performance objectives also included unit-specific targets for both EBIT and cash flow based on the Company's approved operating plan and budget. The Committee chose EPS and cash flow because the Committee considers them to be principal indicators of financial performance and principal drivers of stockholder value. The Committee chose EPS for officers responsible for an operating unit to align them with the Company as a whole, while adding unit EBIT and cash flow to ensure a portion of their incentive compensation would be based on the performance of their specific unit. The EPS target was $2.01 to $2.23 per share and the corporate free cash flow target was $190 million to $210 million. These 2010 targets were based on the approved operating plan and budget for 2010. The Committee decided that unusual items such as stock repurchases, significant acquisitions and restructuring costs would not be given effect when calculating EPS for MICP purposes. The Committee considers that these items do not reflect actual performance when implementing our operating plan and budget.

        In addition, the Committee also added performance objectives for each of the executives, including the CEO and other NEOs, in support of the Company's Business Transformation Program, a program for the strategic transformation of the Company's processes and systems to better align them with its businesses. Performance was measured against certain specified implementation milestones. Additionally, in prior years, the Committee established a Return on Equity ("ROE") hurdle of at least 7%. If the hurdle is not met or exceeded, any bonus payment otherwise earned for all participants would have been reduced by 50%.

        2011 Performance Objectives.    For 2011, the Committee again chose EPS and cash flow as the financial performance objectives for all corporate executives, including the CEO and other NEOs, and EPS and operating unit EBIT and cash flow for executives responsible for operating unit performance, for the same reasons they were chosen as the 2010 performance objectives. The EPS target for 2011 is $2.65, which is consistent with the earnings guidance the Company has publicly provided. In place of free cash flow, as has been used in the past for a corporate measurement, cash flow from operations will be used in 2011. This change was made in order to remove the impact of the timing of capital expenditures and any inducement to delay such spending. The Committee also set performance goals for implementation of the Business Transformation Program begun in 2010, and maintained the 7% ROE hurdle.

        Weighting of Performance Objectives and Setting Achievement Levels.    For 2010, the Compensation Committee weighted the EPS, free cash flow and Business Transformation performance goals for corporate executives at 60%, 20% and 20%, respectively, to ensure management is focused on both earnings and cash generation. For executives with operating unit responsibilities, the Committee weighted the goals at 20% for EPS, 40% for unit EBIT, 20% for unit cash flow, and 20% for achievement of Business Transformation implementation milestones. For 2011, the Committee weighted EPS at 60%, cash flow from operations at 20%, and achievement of Business Transformation implementation milestones at 20% for corporate executives, and, for executives with operating unit responsibilities, weighted EPS at 30%, unit EBIT at 30%, unit cash flow at 20%, and achievement of Business Transformation Program implementation milestones at 20%.

        Calculating Performance Level Achieved.    For both 2010 and 2011, the Compensation Committee established the percent of target award that could be earned at different performance levels. Minimum, target and maximum payout levels are set out below. As mentioned in the Summary, for 2011 the

Committee raised the performance level that must be achieved for maximum payout and did away with a range for target performance.

Performance Level Achieved		Percent of Target Award Earned

2010	2011

Less than 80%	Less than 80%	0%
80%	80%	50%
95–105%	100%	100%
120% or more	125% or more	200%

        The maximum amount that can be earned under the MICP for both 2010 and 2011 is capped at 200% of target bonus even when performance exceeds the maximum. Under the MICP, no additional sum can be earned or "banked" for subsequent years.

        Certifying Performance.    At its February meeting, following the completion of the Company's financial statement audit, the Committee verifies and certifies the Company's and each unit's actual performance against the established goals.

        The Compensation Committee certified the achievement of actual performance against performance objectives, and the resulting payout attainments under the MICP, for corporate executives and the executives of the groups for 2010, as follows:

	EPS			Group EBIT			Cash Flow			Business Transformation Objective
	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	Performance vs. Target (%)	Attainment (%)	MICP Weight (%)	Total MICP Attainment (%)

Corporate		168
	115.1	0%	60.0	N/A	N/A	N/A	83.8	63.0	20.0	100.0	100.0	20.0	133.4
Drilling &		168.0			176.8
Production	115.1	0%	20.0	116.5	0%	40.0	76.1	00.0	20.0	100.0	100.0	20.0	124.3
Systems
Valves &		168.0			116.5
Measurement	115.1	0%	20.0	107.5	2%	40.0	119.6	197.8	20.0	100.0	100.0	20.0	139.7
Process &		168.0			100.0
Compression	115.1	0%	20.0	103.7	0%	40.0	132.4	200.0	20.0	100.0	100.0	20.0	133.6
Systems

        Under the terms of the MICP, the Compensation Committee has the authority to exercise discretion to adjust an NEO's award down from the established target award, based on individual performance. The Committee made no discretionary adjustments to any NEO's award for 2010.

        Long-Term Incentives.    As noted above, our executive compensation program is weighted to long-term equity awards rather than cash compensation. The Committee's intent is to align compensation of executives and other key management employees with the interests of our long-term stockholders by providing incentives tied to the long-term success of the Company and increases in stockholder value.

        Our long-term incentive program is administered under our stockholder approved 2005 Equity Incentive Plan. The Compensation Committee, after discussions with the Committee's independent compensation consultant, determines the target long-term incentive grant value for the aggregate long-term incentives to be granted to the executive officers as a group and individually. The Committee makes its determinations giving consideration to (i) the grant practices of our peer group companies, which are contained in the independent compensation consultant's annual competitive review, (ii) industry grant practices in general, (iii) the percentage of dilution and value to be transferred, and (iv) the "burn rate" or percentage of outstanding shares that would be used.

        For 2010, the Committee targeted 40% of the long-term incentive target grant value in stock options, 40% in PRSUs, and 20% in RSUs. For 2011 the Committee changed the mix of long-term incentives to 50% stock options, 30% performance awards, and 20% RSUs. The Committee re-balanced the mix in order to place more emphasis on absolute long-term appreciation of stockholder value. Individuals may be granted more or less than the target amounts for their positions, based on individual performance, past grant history, employment-retention considerations, internal equity, and future promotability.

        Stock Options.    Awards of stock options are intended to make a portion of executive officers' total direct compensation contingent on long-term stock price appreciation. Additionally, these awards provide executives an opportunity to earn equity ownership. They also provide a means of maintaining competitive levels of total compensation. In October 2010, each executive officer, including the NEOs, received an award of stock options for 2011. The number of options for each individual award was determined by taking 50% of the long-term incentive grant value targeted for that individual and dividing it by the calculated value of a Company stock option.

        The exercise price for all our stock option awards, including those for 2010 and for 2011, is equal to the closing share price on their date of grant.

        The Compensation Committee has historically approved annual awards of stock options to be made effective the following business day at its fall meeting, scheduled at least one year in advance of the meeting. The Committee formally adopted this method of selecting the grant date for the annual awards in 2007. The Committee prefers this "mechanical" approach to selecting the grant date, rather than a "discretionary" approach, as it avoids having to make arbitrary judgments regarding timing of awards. To the extent newly hired or promoted executives receive an initial award of stock options, such options are priced at the closing price on a date no earlier than their actual start or promotion date.

        Stock options vest over a three-year period, with one-third of the options vesting per year, beginning on the first anniversary of the grant. Stock options have a seven-year term and, subject to stockholder approval of Proposal 4 to be voted on at the Meeting, stock options may have up to a ten-year term, beginning with those awarded in 2012. For treatment of vesting upon certain termination events such as retirement or death within the three-year vesting period, see the discussion following the Grants of Plan-Based Awards table on page 34.

        Restricted Stock Units.    Awards of RSUs are intended to encourage and promote retention. The 2011 RSU awards for our executive officers, including our NEOs, require that the Company generate more than $50 million of net income in 2011 as a condition to the RSUs being earned and eligible for vesting. The number of RSUs for any individual award was determined by taking 20% of the long-term incentive grant value targeted for that individual and dividing it by the closing price of the Company's stock on the date of grant. The RSU awards for 2011 will vest over a three-year period, with one-third vesting per year, beginning on the first anniversary of the grant. For treatment of vesting upon certain termination events such as retirement or death within the three-year vesting period, see the discussion following the Grants of Plan-Based Awards table on page 34.

        Performance Awards.    Grants of PRSUs can be earned only by performance against established goals and vest three years from grant date. These awards are intended to serve two purposes: (1) encourage and reward performance and (2) assist in retention of key employees. Both the performance and continued employment requirements must be satisfied in order for the executive to earn the payout of the award.

        For both 2010 and 2011, the target value of these awards is 30% of each officer's target long-term incentive grant value. In the case of the PRSUs approved by the Committee in October 2010, and granted effective January 1, 2011, the target number of PRSUs subject to any individual award was determined by dividing the value of the award targeted for that individual by the closing price of the Company's stock on December 31, 2010. The actual number of PRSUs that could have been earned by performance in 2010, and the actual value of the award, ranged from 0 to 200% of the target value, and were dependent on the performance of the Company during 2010 against the 2010 MICP performance goals set by the Committee for corporate officers. As determined by the Committee, the 2010 awards were earned at 133.4% of target. The actual number of PRSUs that can be earned by performance in 2011, and the actual value of the award, also range from 0 to 200% of target, and are dependent on the level of performance of the Company against ROIC goals over a three-year period. The percentage performance against each year's target will be averaged to determine the percentage of the award, if any, actually earned.

        The PRSU awards approved by the Committee in November of 2009, granted effective January 2010 and earned by 2010 performance are included in the NEO's 2010 Compensation and are reported in the "Grants of Plan-Based Awards in Fiscal Year 2010" table on page 34. The PRSUs approved in October 2010, that can be earned by 2011 performance, were granted effective January 1, 2011 and are, therefore, not included in the NEO's 2010 compensation, but will be reported in the 2012 Proxy Statement.

        The vesting of any PRSUs earned is subject to continued employment. PRSUs vest, to the extent earned, three years from date of grant. Accordingly, the PRSUs approved for 2010 performance will vest, to the extent earned, in January 2013, and those for 2011 will vest, if and to the extent earned, in 2014 following certification of 2013 financial performance by the Committee, provided the recipient is continuously employed by the Company through the vesting date. For treatment of vesting upon certain termination events such as retirement or death, see the discussion following the Grants of Plan-Based Awards table on page 34.

        Benefits, Retirement Programs and Perquisites.    We provide our executive officers with benefits and perquisites that the Committee has concluded are reasonable to assist in attracting and retaining qualified executives and, in the case of perquisites, for their convenience and safety. The Committee reviews each year the appropriateness of both the nature and type of benefits and perquisites, and the value and cost thereof.

        Benefits.    We provide our executive officers with the same health and welfare benefits that are broadly available to our U.S. non-union employees, and provide our executive officers, including our CEO and NEOs, no other benefits, programs or special features.

        Retirement Programs.    We provide the following two plans to our executive officers, both defined contribution plans. We do not provide defined benefit plans to our executive officers. Mr. Carne is a participant in the pension scheme provided to our U.K. employees, but his participation was frozen from the time he transferred to the U.S. in 2004. In addition to our Retirement Savings Plan, which is a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code ("Code") and in which all U.S. employees, including executive officers, who meet the age, service and other requirements of the plan are eligible to participate, we offer a deferred compensation plan to our more highly compensated employees, including our executives.

        Our Deferred Compensation Plan is a nonqualified deferred contribution plan. It is designed to allow deferral of income from base salary and annual bonus and Company contributions that could have been made under our Retirement Savings Plan but for IRS limitations on deferrals of compensation into a tax-qualified plan. There is no "above-market" interest credited on any deferred compensation, as defined for proxy-reporting purposes.

        Perquisites.    In 2010, our executive officers, including the NEOs, were eligible to receive financial planning services and reimbursement for country, luncheon and fitness club dues. The Committee decided in 2010 to discontinue dues reimbursement for our more highly compensated executive officers, including our NEOs, beginning in 2011. The Committee believes it is in the interest of the Company to assist executives in handling their personal finances, particularly tax filing obligations, to prevent them from being a distraction to the executive or embarrassment to the Company. Executive and Senior Vice Presidents and the CEO are eligible to use Company-leased aircraft for personal travel, provided they reimburse the Company for the incremental operating cost to the Company of any such use. There are no tax gross-ups for any reported income related to such perquisites.

        The cost to the Company of all benefits and perquisites provided to executive officers is included in the Committee's independent compensation consultant's competitive analysis and in the annual "tally sheet" presentation to the Committee on total compensation paid to executives.

Part V — Other Matters Impacting Our Executive Compensation

        Clawback of Incentive Compensation.    The Committee adopted an executive compensation clawback policy, and plan amendments to make this policy enforceable, in 2009. Pursuant to this policy and the plan amendments, if any executive officer commits fraud or intentional wrongdoing that results in a required financial restatement, our Board has the right to recover incentive and performance compensation paid or awarded within the past five years to such executive officer for the year restated, as well as for the two years prior to the year restated.

        Stock Ownership Requirements.    In addition to stock ownership guidelines for directors set out in "Corporate Governance and Board of Directors Matters — Stock Ownership Guidelines" on page 17 of this Proxy Statement, the Company has stock ownership requirements for its executives and other key employees. Within three years of being appointed an executive or other key employee of the Company, or being promoted to a position requiring increased ownership, the executive or employee is required to directly own Common Stock having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary:

LEVEL	BASE SALARY MULTIPLE
CEO	6
COO	4
Senior Vice President	3
Corporate Vice President	2
All Other Executive Long-Term Incentive Program Participants	2

        All executive officers meet or exceed their ownership requirement or are within the three-year period given to achieve compliance. The ownership interests of the NEOs individually, and executives as a whole, are set out in "Security Ownership of Management" on page 45 of this Proxy Statement.

    Employment, Severance and Change-in-Control Arrangements

        Employment Contracts.    We have no employment contracts with any of our executive officers.

        Executive Severance Policy.    The Company has an Executive Severance Policy for all executive officers, including the NEOs. The Policy provides for salary continuation for 12 months for a covered executive if such executive's employment with the Company is terminated by the Company for any reason other than cause. Participation in the annual incentive plan is prorated through the last day of employment and determined based on achievement of the goals and objectives established for the applicable year, but no entitlements are earned during the severance period. The amount these payments would have been had any of the NEOs been terminated for any reason other than cause on December 31, 2010 is set out in the "Payments Under Executive Severance Policy" on page 39 of this Proxy Statement.

        We provide executive severance because senior level employees, to a greater extent than other salaried employees, serve at the pleasure of the Company and are "at-will" employees. This policy recognizes the impact on individuals of the Company's need and ability to be able to freely make changes at the executive level, and the relatively more difficult employment transition that higher-paid employees have when terminated with possibly little or no notice.

        Change-in-Control Agreements.    The Company has change-in-control agreements with 9 executive officers, including Messrs. Moore, Sledge, Carne, Lemmer and Wright. Payment under these agreements would only be made were the executive officer to be terminated in connection with a change in control (i.e., "double trigger"). The agreements are described and the sums that would have been payable had an NEO been terminated on December 31, 2010, in connection with a change in control are outlined in "Payments Upon Termination In Conjunction With Change In Control" on pages 38-42 of this Proxy Statement.

        We recognize that, as is the case with many publicly-held corporations, the possibility of a change in control may arise and that such possibility, and the uncertainty and questions it may raise among our executive officers, may result in the departure or distraction of one or more of them to the detriment of the Company and our stockholders. Since we consider the establishment and maintenance of a sound and vital management team to be in the best interests of the Company and our stockholders, the Compensation Committee has determined that appropriate steps be taken to assure the Company of the continuation of service by certain executive officers, and to reinforce and encourage their attention and dedication to their assigned duties without distraction in circumstances arising from the possibility of a change in control. The Committee believes it important, should the Company or our stockholders receive a proposal for or notice of a change in control, or consider one itself, that our executives be able to assess and advise the Company whether such transaction would be in the best interests of the Company and our stockholders, and to take such other action regarding the transaction as our Board of Directors determines to be appropriate, without being influenced by the uncertainties of their own situation.

        We also believe that entering into change-in-control agreements with some of our executive officers has helped us attract and retain the level of executive talent needed to achieve the Company's goals. The elements of the severance benefits and the amounts of each were approved by the Committee at the time the agreements were entered into, or most recently modified, based on the Committee's assessment of what was appropriate and competitive at that time. As a result, in prior years the Committee reduced the severance benefits provided by our change-in-control agreements by eliminating equity grants as one of the elements of payment upon a change-in-control and reducing the annual incentive bonus portion to the larger of any award earned in the last three years or target award, a decrease from the maximum award that could be earned. The committee eliminated tax gross-ups in agreements entered into during or after 2009. Of the nine change-in-control agreements outstanding, two have been entered into since this policy decision.

        Tax Implications of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the NEOs. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and as a result, annual incentive bonuses paid pursuant to our Management Incentive Compensation Plan, stock options, performance awards and, beginning with those made for 2011, RSU awards granted under our Equity Incentive Plan generally will qualify as performance-based compensation and should be deductible.

        The Committee is mindful of the limitation and has structured the various elements of our executive compensation to fall within the limit or the exception. The Committee and/or the Board of Directors, however, may from time to time, in circumstances it deems appropriate, award compensation in addition to our annual stock option and RSU awards that may not be deductible in order to, in its or their judgment, compensate executives in a manner commensurate with performance and the competitive market for executive talent.

Summary Compensation Table

        The following table sets forth the compensation earned for services rendered to the Company for the fiscal year ended December 31, 2010, by Mr. Moore, our CEO; Mr. Sledge, our Chief Financial Officer; and the other NEOs. Mr. Wright's data for 2008 is not included because Mr. Wright did not meet the criteria for inclusion in the Table until 2009.

        The differences in the compensation of our named executive officers result from the fact that the Company's compensation philosophy is to pay competitively by position. In order to determine competitive levels, the independent compensation consultant, at the direction of the Compensation Committee, benchmarks each position against employees holding similar positions in our peer group and in the manufacturing industry in general. The Company's compensation policy and its benchmarking practices are explained in the "Compensation Disclosure and Analysis" ("CD&A") section of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)(4)(5)	All Other Compensation ($)(6)	Total ($)

Jack B. Moore President and CEO	2010 2009 2008	987,654 900,000 745,385	0 0 0	3,647,603 981,000 1,391,287	3,709,219 1,458,234 1,610,019	1,317,530 4,500,000 902,981	75,381 151,767 4,799	267,526 192,025 219,343	10,004,913 8,183,026 4,873,814
Charles M. Sledge Sr. Vice President & Chief Financial Officer	2010 2009 2008	493,827 450,000 372,692	0 0 0	1,245,362 345,312 428,483	1,176,352 502,281 631,380	494,074 1,445,000 270,895	85,482 93,866 2,658	156,332 115,705 104,110	3,651,429 2,952,164 1,810,218
John D. Carne Executive Vice President & Chief Operating Officer	2010 2009 2008	599,385 540,000 479,519	0 0 0	1,441,875 392,400 676,897	1,425,989 575,192 757,656	575,533 1,662,000 539,501	99,073 119,137 2,797	190,270 177,260 179,143	4,332,125 3,465,989 2,635,513
William C. Lemmer Sr. Vice President & General Counsel	2010 2009 2008	458,885 420,000 390,000	0 0 0	1,245,362 345,312 598,558	1,176,352 502,281 599,811	397,899 1,446,000 375,640	184,560 232,383 4,911	147,980 118,754 145,515	3,611,038 3,064,730 2,114,435
James E. Wright Sr. Vice President & President, Valves & Measurement	2010 2009	397,758 375,000	0 0	1,051,450 274,680	963,220 445,572	333,568 1,024,005	29,386 78,425	113,227 98,171	2,888,609 2,295,853
(1)
The amounts included in the "Stock Awards" and "Option Awards" columns represent the "grant date fair value" in 2010, 2009 and 2008 as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, regarding Stock Compensation ("ASC 718"). RSUs were granted on January 1, 2010 and October 20, 2010 and valued at $41.80 and $42.81, respectively. Stock option grants were made on October 20, 2010 at an exercise price of $42.81 and an ASC 718 value of $11.7753. For both RSU and stock option grants, the value shown is what is also included in the Company's financial statements. See the Company's Annual Report for the years ended December 31, 2010, 2009 and 2008 for a complete description of the valuation assumptions.

(2)
The amount shown for each NEO in the "Non-Equity Incentive Plan Compensation" column is attributable to (i) Performance Cash awards which were earned at maximum in 2009 and vested and paid in 2010, as well as (ii) MICP awards earned in fiscal years 2010, 2009 and 2008, but paid in 2011, 2010 and 2009, respectively. Please see "Executive Compensation — Compensation Discussion and Analysis — Process by Which Compensation is Determined — Annual Incentives" on page 25 of this Proxy Statement for more information.

(3)
These amounts include interest earned between January 1, 2010 and November 1, 2010 under the Supplemental Excess Deferred Contribution Plan, prior to the payment of benefits coincident with the Plan's termination.

(4)
For 2010, only non-qualified deferred compensation earnings are included.

(5)
Mr. Carne participated in the Cameron Deferred Contribution Pension Plan (formerly the Cooper Cameron (UK) Retirement Benefits Plan) until he transferred to the U.S. in 2004. The present value of the accumulated pension benefits is on page 37 of this Proxy Statement.

(6)
The figures set out as "All Other Compensation" for 2010 are comprised of the following two tables:

Name	Company Contributions to Retirement Savings Plan ($)	Company Retirement Contributions to NQ DC Plan ($)	Company Match Contributions in NQ DC Plan ($)	Total Other Annual Compensation attributable to retirement benefits ($)
Jack B. Moore	22,050	159,841	38,625	220,516
Charles M. Sledge	22,050	51,569	50,030	123,649
John D. Carne	22,050	61,353	63,383	146,786
William C. Lemmer	22,050	50,665	45,593	118,308
James E. Wright	22,050	35,923	29,589	87,562

Name	Club Dues ($)(1)	Spouse Travel ($)	Excess Life ($)	Welfare Benefits ($)(2)	Financial Planning Services ($)	Total Other Annual Compensation attributable to welfare benefits and perquisites ($)
Jack B. Moore	18,932	1,548	4,649	12,354	9,527	47,010
Charles M. Sledge	10,993	—	766	11,148	9,776	32,683
John D. Carne	2,589	18,715	4,174	11,410	6,596	43,484
William C. Lemmer	11,159	—	5,971	3,056	9,486	29,672
James E. Wright	3,304	—	1,718	10,910	9,733	25,665
(1)
The Compensation Committee ended reimbursement of club dues for our more highly compensated executive officers effective 2011.

(2)
Welfare benefits are the employer-paid portions of premiums for Medical, Dental, Life, AD&D and LTD paid for the benefit of the employee.

Grants of Plan-Based Awards in Fiscal Year 2010

        The following table provides information on non-equity incentive plan awards, stock options and Restricted Stock Units granted, and the grant date fair value of these awards.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)
								All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(3)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Award Type	Grant Date (1)	Committee Approval Date	Threshold ($) (c)(2)	Target ($) (d)(2)	Maximum ($) (e)(2)

Jack B. Moore	Annual MICP	1/1/2010	(4)	493,827	987,654	1,975,308
	Performance RSU	1/1/2010	11/6/2009				60,635			2,534,543
	Annual RSU	10/20/2010	10/20/2010				26,000			1,113,060
	Annual Option	10/20/2010	10/20/2010					315,000	42.81	3,709,219
Charles M. Sledge	Annual MICP	1/1/2010	(4)	185,185	493,827	740,741
	Performance RSU	1/1/2010	11/6/2009				21,344			892,179
	Annual RSU	10/20/2010	10/20/2010				8,250			353,183
	Annual Option	10/20/2010	10/20/2010					99,900	42.81	1,176,352
John D. Carne	Annual MICP	1/1/2010	(4)	224,769	599,385	899,078
	Performance RSU	1/1/2010	11/6/2009				24,253			1,013,775
	Annual RSU	10/20/2010	10/20/2010				10,000			428,100
	Annual Option	10/20/2010	10/20/2010					121,100	42.81	1,425,989
William C. Lemmer	Annual MICP	1/1/2010	(4)	149,138	458,885	596,551
	Performance RSU	1/1/2010	11/6/2009				21,344			892,179
	Annual RSU	10/20/2010	10/20/2010				8,250			353,183
	Annual Option	10/20/2010	10/20/2010					99,900	42.81	1,176,352
James E. Wright	Annual MICP	1/1/2010	(4)	119,327	397,758	477,310
	Performance RSU	1/1/2010	11/6/2009				18,190			760,342
	Annual RSU	10/20/2010	10/20/2010				6,800			291,108
	Annual Option	10/20/2010	10/20/2010					81,800	42.81	963,220
(1)
A discussion of grant practices is included on pages 27-29 of this Proxy Statement.

(2)
The amounts shown reflect the MICP awards. In November 2009, our Compensation Committee established target MICP awards, expressed as a percentage of each NEO's 2010 base salary. The percentages are noted in "NEO Target-Award Opportunities" on page 25 of this Proxy Statement. In February 2010, the Committee approved individual and Company performance goals for the purpose of determining the amount to be paid out under the MICP for the year ended December 31, 2010. The dollar amount shown in the "target" column represents the target award of each NEO for 2010. The amount shown in the "maximum" column represents the maximum amount that could be paid under the MICP for 2010. The amount shown in the "threshold" column represents the amount payable if only the minimum level of Company achievement of performance goals had been attained, which is 50% of the target award. Please see "Compensation Discussion and Analysis — Process by Which Compensation is Determined — Annual Incentives" on pages 25 of this Proxy Statement for more information regarding the Company's MICP and the 2010 MICP awards and performance measures.

(3)
The amounts included in the "Grant Date Fair Value of Stock and Option Awards" column represent the fair value on the date of grant, which was $41.80 per share for stock awards on 1/1/2010 and $42.81 per share for stock awards on 10/20/2010, calculated using the closing price of our Common Stock on the New York Stock Exchange on the date of grant, and $11.7753 for option awards, calculated using ASC 718.

(4)
Actual payouts of the MICP awards were approved in February 2011 and are included in the Summary Compensation Table on page 32.

        The RSU awards approved by the Committee in October 2010, that can be earned by 2011 performance, were granted effective January 1, 2011 and are, therefore, not included in this table, but will be reflected in the "Grants of Plan-Based Awards in Fiscal Year 2011" table of the 2012 Proxy Statement.

        Stock options normally vest at a rate of one-third per year over the first three years from date of grant and performance-based RSUs normally vest three years from date of grant. The impact of termination on vesting and exercisability of stock options, as well as the vesting of restricted stock grants, is set out below:

	Stock Options		RSUs
Termination Circumstances	Vesting	Exercise Rights	Vesting	Exercise Rights

Voluntary	Ceases	90 days	Ceases	N/A
Age 60 with 10 years of service	Continues(1)	Lesser of 3 years or Grant Term	Continues(1)	N/A
Age 65 with 10 years of service	Continues(2)	Grant Term	Continues(2)	N/A
Death	Accelerates(1)	Lesser of 3 years or Grant Term but 12 months minimum	Accelerates(1)	N/A
Disability	Accelerates(1)	Lesser of 3 years or Grant Term	Accelerates(1)	N/A
Reduction in Force	Continues(1)	Lesser of 3 years or Grant Term	Continues(1)	N/A
For Cause	All vested and unvested shares forfeited	N/A	Ceases	N/A
Change-in-Control successor does not assume the award or grant a new one	Accelerates	Grant Term	Accelerates	N/A
(1)
In the event of termination within one year from the date of grant, the number of options or RSUs that vest for the year of termination will be reduced to a proportion that reflects the portion of the year employed.

(2)
In the event of termination within one year from the date of grant, the number of options or RSUs that vest for the year of termination will be reduced to a proportion that reflects the portion of the year employed, except for Executive Officers whose grants are not prorated.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents information about outstanding stock option awards classified as "exercisable" and "unexercisable" as of December 31, 2010, for our CEO, Chief Financial Officer and other NEOs, as well as RSU awards that were not yet vested as of December 31, 2010. The RSU awards approved by the Committee in October 2010, that can be earned by 2011 performance, were granted effective January 1, 2011 and are, therefore, not included in this table, but will be reflected in the "Outstanding Equity Awards at Fiscal Year-End" table of the 2012 Proxy Statement.

	Option Awards					Stock Awards
Name	Option Grant Date (1)(3)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Grant Date (1)(4)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

Jack B. Moore	11/09/06	171,288	0	26.93	2013	01/01/08	15,007	761,305
	11/15/07	160,000	0	44.01	2014	11/13/08	30,000	1,521,900
	11/13/08	125,000	85,000	22.30	2015	11/06/09	16,666	845,466
	11/06/09	60,000	120,000	39.24	2016	1/1/10	60,635	3,076,014
	10/20/10	0	315,000	42.81	2017	10/20/10	26,000	1,318,980
Charles M. Sledge	11/15/07	66,000	0	44.01	2014	01/01/08	4,501	228,336
	11/13/08	61,667	33,333	22.30	2015	11/13/08	9,500	481,935
	11/06/09	20,667	41,333	39.24	2016	11/06/09	5,866	297,582
	10/20/10	0	99,900	42.81	2017	1/1/10	21,344	1,082,781
						10/20/10	8,250	418,523
John D. Carne	08/31/07	2,100	0	40.89	2013	01/01/08	8,504	431,408
	11/15/07	140,000	0	44.01	2014	11/13/08	12,000	608,760
	11/13/08	40,000	40,000	22.30	2015	11/06/09	6,666	338,166
	11/06/09	23,667	47,333	39.24	2016	1/1/10	24,253	1,230,355
	10/20/10	0	121,100	42.81	2017	10/20/10	10,000	507,300
William C. Lemmer	11/09/06	96,288	0	26.93	2013	01/01/08	7,803	395,846
	11/15/07	112,000	0	44.01	2014	11/13/08	10,000	507,300
	11/13/08	0	31,666	22.30	2015	11/06/09	5,866	297,582
	11/06/09	20,667	41,333	39.24	2016	1/1/10	21,344	1,082,781
	10/20/10	0	99,900	42.81	2017	10/20/10	8,250	418,523
James E. Wright	11/15/07	69,000	0	44.01	2014	01/01/08	6,503	329,897
	11/13/08	0	21,666	22.30	2015	11/13/08	7,000	355,110
	11/06/09	18,334	36,666	39.24	2016	11/06/09	4,666	236,706
	10/20/10	0	81,800	42.81	2017	1/1/10	18,190	922,779
						10/20/10	6,800	344,964
(1)
For better understanding of this table, we have included additional columns showing the grant date of stock options and restricted stock units.

(2)
Based on the closing price of our Common Stock as of December 31, 2010 of $50.73, as reported on the New York Stock Exchange.

(3)
Options awarded prior to 2008 are fully vested. The vesting schedules for the option awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
11/13/08	33 1/3% vests each year for three years from date of grant	11/13/11
11/06/09	33 1/3% vests each year for three years from date of grant	11/6/11, 11/6/12
10/20/10	33 1/3% vests each year for three years from date of grant	10/20/11, 10/20/12, 10/20/13

(4)
The vesting schedules for RSU awards are as follows:

Grant Date	Vesting Schedule	Remaining Vesting Dates
11/13/2008	100% three years from date of grant	11/13/2011
11/6/2009	33 1/3% vests each year for three years from date of grant	11/6/2011, 11/6/2012
1/1/2010	PRSUs vest 100% three years from date of grant	1/1/2013
1/1/2010	33 1/3% vests each year for three years from date of grant	1/1/2012, 1/1/2013
10/20/2010	33 1/3% vests each year for three years beginning 1/1/2012	1/1/2012, 1/1/2013, 1/1/2014

Option Exercises and Stock Vested

        The following table provides additional information about the value realized by the persons named in the Summary Compensation Table above on option exercises and stock award vesting during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jack B. Moore	123,712	2,714,115	41,589	1,908,518
Charles M. Sledge	76,862	1,802,490	13,382	612,265
John D. Carne	350,000	7,767,835	23,192	1,059,802
William C. Lemmer	157,045	3,861,853	21,443	978,702
James E. Wright	114,791	2,421,271	15,595	720,049

Pension Benefits Table

        The following table discloses the years of credited service, and the actuarial present value of the accumulated pension benefits as of December 31, 2010, of our only NEO with a pension benefit.

Name	Plan name	Number of years of credited service	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)

John D. Carne	UK Retirement Plan	10	550,530	(1)	0
(1)
Converted to US dollars from UK pounds as of December 31, 2010 using exchange rate of 1.550065.

Nonqualified Deferred Compensation

        Under our Deferred Compensation Plan, a participant can defer up to 20% of his/her base salary and up to 75% of his/her annual incentive bonus each year. The Company makes matching contributions under the Deferred Compensation Plan on behalf of each participant in an amount equal to 100% of the amount deferred up to the first six percent (6%) of the excess, if any, of a participant's "qualified compensation," as defined under the Deferred Compensation Plan, over the compensation limit applicable under Section 401(a)(17) of the Code. Both the participant deferrals and matching contributions are fully vested at all times. In addition, each year the Company makes retirement contributions under the Deferred Compensation Plan in an amount equal to the amount it makes under our Retirement Savings Plan. These retirement contributions become vested under the Deferred Compensation Plan after three years of service. The Deferred Compensation Plan is funded by means of a rabbi trust to allow participants to make investment choices similar to those available under the Company's Retirement Savings Plan.

        Participants are not permitted to make withdrawals from the Deferred Compensation Plan prior to their termination of employment. Upon a participant's termination of employment, the participant's vested benefits may, at the option of the participant, be distributed in a single lump-sum payment or in annual installments between two and five years. If the participant is a "Specified Employee" as defined in the Deferred Compensation Plan, however, payment of his or her lump-sum or first installment will be delayed for six months.

        The following table discloses contributions, earnings, withdrawals or distributions and balances of each of our CEO, Chief Financial Officer and other NEOs under our Nonqualified Deferred Compensation Plan during 2010. The amounts set out in this table are included in payments reported in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2010 ($)

Jack B. Moore	38,625	198,466	75,381	0	1,038,882
Charles M. Sledge	53,116	101,599	85,482	0	585,993
John D. Carne	63,968	124,736	99,073	0	993,330
William C. Lemmer	65,528	96,258	184,560	0	1,319,436
James E. Wright	29,589	65,512	29,386	0	295,702
(1)
These amounts are composed of retirement contributions and match contributions earned under the Nonqualified Deferred Compensation Plan during 2010:

Name	Company Retirement Contributions to NQ DC Plan ($)	Company Match Contributions to NQ DC Plan ($)
Jack B. Moore	159,841	38,625
Charles M. Sledge	51,569	50,030
John D. Carne	61,353	63,383
William C. Lemmer	50,665	45,593
James E. Wright	35,923	29,589

Potential Payments upon Termination or Change in Control

        As discussed in the Compensation Discussion and Analysis, we have a number of plans and agreements that provide benefits at termination to our executive officers, including our NEOs, which are in addition to those provided to our other salaried employees. The following describes potential payments that would be made to our NEOs under our plans and arrangements in the event of termination or a change in control.

Resignation or Retirement

        Our executive officers, as well as our more highly compensated employees, will be entitled to payment of their account balances under both our 401(k) Plan, as well as our Nonqualified Deferred Compensation Plan, following termination for any reason. These plans are more fully described in the discussion of "Benefits, Retirement Programs and Perquisites" on pages 29-30 of this Proxy Statement and the balances of the NEOs in our nonqualified plans are set out in the "Nonqualified Deferred Compensation" table on page 38. Our executive officers, as well as any other employees with an outstanding award under our 2005 Equity Incentive Plan, if 60 years of age or older, are entitled following termination for any reason other than cause, unless they violate the one-year non-compete provision in our award agreements, to continued vesting of RSUs and performance awards and to an extended exercisability period for stock options, and, if 65 years of age or older, to continued vesting of stock options as well as RSUs and performance awards and to exercisability during the full life of their stock options. This plan is described in detail in "Long-Term Incentives" of the Compensation Discussion and Analysis on pages 27-29.

        We do not have a supplemental executive retirement plan, or SERP, nor do we provide any continuing perquisite or health care benefits.

Payments Under Executive Severance Policy

        As discussed in the Compensation Discussion and Analysis, we have an Executive Severance Policy under which all of the NEOs would be entitled to 12 months' salary continuation were they to be terminated by the Company for reasons other than cause, death, disability or retirement. The following are the payments that would have been made to the NEOs if their employment had been involuntarily terminated on December 31, 2010.

Name	Salary Continuation

Jack B. Moore	970,000
Charles M. Sledge	485,000
John D. Carne	600,000
William C. Lemmer	450,000
James E. Wright	386,000

Payment Upon Change in Control with Continued Employment

        In the event of a change in control that did not result in termination, all recipients of awards under our long-term incentive plan, which includes our NEOs, would be entitled to the accelerated vesting of stock options, restricted stock units and restricted cash pursuant to the terms of their award agreements. The definition of change in control in the award agreements is the same as the definition of change in control in our change-in-control agreements, a discussion of which can be found in the next section on page 41, except that a change in control resulting from a merger or consolidation as defined in part (iii) of the definition does not occur unless the Company's stockholders own less than 50% of the outstanding voting securities of the surviving or resulting corporation or entity.

        The following table sets out the value of this acceleration that would occur in the event of a change in control under the terms of our long-term incentive awards.

	Vesting of Outstanding Awards
Name	Stock Options ($)(1)	Restricted Share Units ($)(2)	Total

Jack B. Moore	6,290,150	7,523,665	13,813,815
Charles M. Sledge	2,213,781	2,509,157	4,722,938
John D. Carne	2,640,168	3,115,989	5,756,157
William C. Lemmer	2,166,389	2,702,032	4,868,421
James E. Wright	1,685,113	2,189,456	3,874,569
(1)
The value of these awards shown is their intrinsic value, which is the regular in-the-money value of unvested awards, based on our December 31, 2010, closing share price.

(2)
The value of these awards shown is their face value, which is the current fair market value of unvested restricted stock units, based on our December 31, 2010, closing share price.

Payments Upon Termination in Conjunction with Change in Control

        As discussed in the Compensation Discussion and Analysis, we have change-in-control agreements with Messrs. Moore, Sledge, Carne, Lemmer and Wright, as well as with four other executive officers. The change-in-control agreements entitle the executive, if the executive is discharged without "cause" or resigns for "good reason" in conjunction with or within two years of a "change in control," to a payment equal to three times: (i) base salary; (ii) the higher of the officer's target annual incentive award for the year of termination or highest such award earned by the officer during any of the past three years; and (iii) the value of annual benefits and perquisites. It also entitles the executive to accelerated vesting of options granted under the Company's long-term incentive plans and, in the event of a tender offer, the right to tender his or her shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchanged security. The Agreements entered into prior to 2009 also provide that if any payments made under the agreement would cause the executive to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then the Company will pay the executive an excise tax premium in a sufficient amount to make the executive whole with respect to any additional tax that would not have been payable but for the excise tax provision. While the Company had agreed to provide a "tax gross-up" in pre-2009 agreements because it determined the appropriateness of the amount of the severance payment to be received by the terminated executive net of any special or additional excise taxes, the Compensation Committee has discontinued this feature for any agreements entered into beginning in 2009.

        "Cause" means (i) a conviction by a court of competent jurisdiction, from which no further appeal can be taken, of a felony grade crime involving moral turpitude, or (ii) a willful failure to perform substantially one's duties with the Company (other than a failure due to physical or mental illness) which is materially and demonstrably injurious to the Company. No act or failure to act on anyone's part shall be considered "willful" unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in, or not opposed to, the best interests of the Company.

        "Good reason" for termination includes any of the following events that occur without the executive officer's consent: a change in status, title(s) or position(s) as an officer of the Company that is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor of the Company to assume the objectives under the agreement; termination by the Company other than for cause; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement.

        A "change in control" of the Company will occur, for purposes of this agreement, if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 70% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) the Company is merged or consolidated with another corporation or entity and the consideration paid is part or all cash equivalent in value equal to 31% or more of the outstanding voting securities of the Company; (v) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (vi) there has been a disposition of all or substantially all of the Company's assets.

        The following table sets out the payments that would be made in the event any of the NEOs had been terminated on December 31, 2010, as a result of a change in control of the Company, for reasons other than cause, death, disability or retirement, or if the officer terminated for "good reason," based on the assumptions set out below.

			Accelerated Vesting of Outstanding Awards
Name	Cash Severance Payment	Benefits/ Perquisites(1)	Stock Options(2)	Restricted Share Units(3)	Excise Tax Gross-Up Payment($)(4)	Total

Jack B. Moore	$8,310,000	$122,440	$6,290,150	$7,523,665	$3,617,968	$25,864,223
Charles M. Sledge	$3,210,000	$95,750	$2,213,781	$2,509,157	$1,340,337	$9,369,025
John D. Carne	$3,906,000	$61,786	$2,640,168	$3,115,989	$0	$9,723,943
William C. Lemmer	$2,988,000	$71,104	$2,166,389	$2,702,032	$0	$7,927,525
James E. Wright	$2,250,015	$71,841	$1,685,113	$2,189,456	$0	$6,196,425
(1)
Value of benefits/perquisite continuation would be paid out in cash at time of termination.

(2)
Intrinsic value of unvested options based on 12/31/10 closing share price of $50.73.

(3)
Value of unvested restricted stock units (including PSUs earned for 2010 performance) based on 12/31/10 closing share price.

(4)
As discussed on page 40, the Company has not included a provision for excise tax gross-up since 2009.

Assumptions:

1.
Change in control assumed to have occurred 12/31/10.

2.
All executives terminated on change in control date.

3.
Share price on date of change in control equal to 12/31/10 closing price of $50.73.

4.
Base amount calculations based on taxable income for years 2004 - 2009 and annualized for the year in which executive commenced employment or was first subject to US income tax.

5.
All executives subject to maximum federal (35%), Medicare (1.45%) and excise taxes (20%), for a total effective tax rate of 56.45%.

6.
PSUs granted on 1/1/10 assumed to have been earned for 2010 service prior to termination (at 133.4% of target), but still subject to time-based vesting conditions as of termination date.

7.
All unvested stock options and RSUs vested upon change in control.

8.
Parachute value attributable to unvested stock options for calculation of excise tax gross-up calculated using a

  Black-Scholes model with the following inputs:

  (a)
  actual exercise price of each option

  (b)
  fair value of $50.73 per share

  (c)
  volatility of 43.8%

  (d)
  expected term of 2.5 years

  (e)
  risk-free rate of 0.46%.

9.
Any bonuses paid for 2010 performance are considered to have been earned for services rendered, and not considered parachute payments for calculation of excise tax gross-up.

10.
Salary for purposes of severance calculation assumed to be equal to annual rates effective 12/31/10.

AUDIT-RELATED MATTERS —————

Report of the Audit Committee

        The Audit Committee of the Board of Directors is composed of four directors, independent and otherwise qualified, as required by the New York Stock Exchange, and operates under a written charter approved by the Board and available for review on our website.

        Management is responsible for the adequacy of the Company's financial statements, internal controls and financial reporting processes. The independent registered public accountants are responsible for: (1) performing an independent audit of the Company's consolidated financial statements and expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States and (2) expressing their opinion as to the effectiveness of the Company's internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes and otherwise assisting the directors in fulfilling their responsibilities relating to corporate accounting and reporting practices as to the reliability of the financial reports of the Company.

        The functions of the Audit Committee are focused primarily on four areas:

  •
  The quality and integrity of the Company's financial statements;

  •
  The scope and adequacy of the Company's internal controls and financial reporting processes;

  •
  The independence and performance of both the Company's internal auditors and of its independent registered public accountants; and

  •
  The Company's compliance with legal and regulatory requirements related to the filing and disclosure of the quarterly and annual financial statements of the Company.

        The principal functions of the Audit Committee include:

  •
  Selecting the independent registered public accountants, and approving the scope, timing and fees of the annual audit as well as approving, in advance, any non-audit services to be provided by the independent registered public accountants;

  •
  Reviewing the scope and adequacy of the internal audit function, plans and significant findings;

  •
  Meeting with management and with the independent registered public accountants to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company's financial and auditing personnel and resources;

  •
  Meeting with management and the internal auditors and independent registered public accountants to review the Company's internal controls, including computerized information systems controls and security;

  •
  Reviewing the Company's financial statements and earnings releases prior to filing;

  •
  Reviewing significant changes in accounting standards and legal and regulatory matters that may impact the financial statements;

  •
  Overseeing the Company's compliance policies and programs, and meeting with management to review their adequacy and effectiveness; and

  •
  Conferring independently with the internal auditors and the independent registered public accountants in carrying out these functions.

        To be in a position to accept the Company's 2010 consolidated financial statements, the Audit Committee took a number of steps:

  •
  Approved the scope of the Company's internal and independent audits;

  •
  Met with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  Reviewed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, and received management's representation that the Company's financial statements were prepared in accordance with U.S. generally accepted accounting principles;

  •
  Discussed with our independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 114, including their judgments as to the quality, not just the acceptability, of the Company's accounting principles, estimates and financial statements and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States; and

  •
  Discussed with our independent registered public accountants their independence from management and the Company, including the matters in the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the auditors' independence.

        Based on the Audit Committee's discussions with management, the director of internal audit and our independent registered public accountants, and the Committee's review of the representations of management and reports of our independent registered public accountants to the Audit Committee, the Audit Committee approved the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE, Michael E. Patrick, Chairman Douglas L. Foshee Jon Erik Reinhardsen David Ross

 Audit Committee Financial Experts

        Our Board has determined that all four of the members of our Audit Committee, Messrs. Foshee, Patrick, Reinhardsen and Ross, are "audit committee financial experts" as that term is used in SEC regulations.

Principal Accounting Firm Fees

        The following table sets forth the U.S. dollar equivalent fees billed or to be billed by the Company's principal accounting firm, Ernst & Young LLP, for services rendered for the years ended December 31, 2010 and 2009.

	Year Ended December 31
	2010 ($)	2009 ($)

Audit Fees(1)	4,062,036	3,781,648

Audit Related Fees:
Benefit plan audits	32,610	40,000
Other	12,536	78,000

	45,146	118,000

Tax Fees:
Tax compliance, consulting and advisory services	1,678,506	1,347,962

All Other Fees:
Other permitted advisory services	0	97,794

Total	5,785,688	5,345,404

(1)
Included within Audit Fees are services for the Company's annual audit and internal control audit, quarterly reviews, filings of various registration statements and international statutory audits required by various government authorities.

        The Audit Committee performs an annual review and approves the scope of services and proposed fees of the Company's principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the Chairman of the Audit Committee and will be reviewed by the full Audit Committee at the next regularly scheduled meeting.

        The Audit Committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm's independence.

Pre-approval Policies and Procedures

        An Audit Committee policy requires advance approval of all audits, audit-related, tax and other services performed by the independent registered public accountants. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accountant is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services, provided that the Chairman reports any such decisions to the Audit Committee at its next scheduled meeting.

 SECURITY OWNERSHIP OF MANAGEMENT —————

        The following table sets forth, as of February 10, 2011, unless otherwise noted, the number of shares of Common Stock beneficially owned (as defined by the SEC) by each current director and each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors and executive officers as a group.

Directors	Number of Shares of Common Stock Owned		Number of Shares That May Be Acquired By Options Exercisable Within 60 Days(1)	Percent of Class

C. Baker Cunningham	82,243		0	*
Sheldon R. Erikson	2,134,794		400,000	1.0
Peter J. Fluor	45,700		24,000	*
Douglas L. Foshee	19,165		0	*
Jack B. Moore	292,078		516,288	*
Michael E. Patrick	44,059		0	*
Jon Erik Reinhardsen	13,861		0	*
David Ross	36,059		0	*
Bruce W. Wilkinson	52,059		0	*
Executive Officers Named in the Summary Compensation Table Other Than Those Listed Above:
Charles M. Sledge	107,191	(2)	115,001	*
John D. Carne	109,932	(2)	142,101	*
William C. Lemmer	136,360	(2)	132,668	*
James E. Wright	68,342	(2)	87,334	*
All directors and executive officers as a group (16 persons including those named above)	3,239,662		1,575,612	2.0
*
Indicates ownership of less than one percent of Common Stock outstanding.

(1)
As defined by the SEC, securities beneficially owned include securities that the above persons have the right to acquire at any time within 60 days after February 10, 2011.

(2)
Includes shares held in the Company's Retirement Savings Plan as of December 31, 2010.

ELECTION OF DIRECTORS — Proposal Number 1 on the Proxy Card —————

        The Company's Certificate of Incorporation provides for a Board of Directors of between five and fifteen members divided into three classes. The current number of authorized directors is nine. The term of each class of directors is normally three years, and the term of one class expires each year in rotation, so that one-third of the Board is elected each year. The term of the Class I directors expires at this year's Meeting, at which the stockholders will elect new Class I directors. The current Class I directors are Peter J. Fluor, Jack B. Moore and David Ross.

        Pursuant to the terms of an amendment to the Company's Bylaws approved in February 2010, directors are elected by a majority of the votes cast in the election, except in the case where there are more director nominees than open board seats. Should an incumbent director nominee be required, but fail, to receive a majority of the votes cast in the election, under the terms of our director resignation policy that director must submit his or her resignation to our Nominating and Governance Committee within five days of the election. The Committee will have 45 days from the election to accept or reject the resignation. In making its decision, the Committee may consider all factors it deems relevant, including the stated reason(s) why the stockholders voted against the director's election or re-election, whether the underlying reason for the failure to receive a majority vote is a Company matter that could be cured, the qualifications of the director, and whether the resignation would be in the best interests of the Company and its stockholders. The full Board will then have an additional 30 days to consider the Committee's recommendation. The Board's decision and its reasons therefore will be disclosed on a Current Report on Form 8-K filed with the SEC within four business days of its decision.

        The Board recommends that stockholders vote "FOR" the election of each of the nominees.

Nominees Standing For Election

CLASS I — TERM ENDING 2014

        The Nominating and Governance Committee has recommended, and the Board has nominated, the following for reelection as Class I directors for a three-year term expiring at the Annual Meeting of Stockholders in 2014, or when their successors are elected and qualified. If any of the director nominees is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

        The names of the nominees for director, their principal occupations during the past five years, other directorships held within the past five years, and certain other information are set out below.

PETER J. FLUOR

        Director since 2005. Age 63. Chairman of the Board and Chief Executive Officer of Texas Crude Energy, Inc., a private, independent oil and gas exploration company, where he has been employed since 1972 in positions of increasing responsibilities, including President from 1980 to 1990. He is a director of Fluor Corporation and is currently its Lead Independent Director. He is also a director of Anadarko Petroleum Corporation, an exploration and production company, and The Welch Foundation.

JACK B. MOORE

        Director since 2007. Age 57. Chief Executive Officer since 2008 and President since 2007. From 2007 until March 2008, he was Chief Operating Officer and from 2005 to 2006, Senior Vice President of the Company. He was also the Company's President, Drilling and Production Systems group from 2002 to 2006. He serves on the board of directors of the Petroleum Equipment Suppliers Association, American Petroleum Institute (API), National Ocean Industries Association (NOIA), Greater Houston Partnership, Spindletop Charities, and the University Of Houston C.T. Bauer College Of Business Dean's Executive Board.

DAVID ROSS

        Director since 1995. Age 70. He is an Emeritus member of the Council of Overseers of the Jesse H. Jones Graduate School of Management at Rice University and was an Adjunct Professor of Finance at Rice University for 25 years. He is a director of Compete-At.com, a company which provides online event registration and membership software, and Process Technology Holdings, a company that manufactures linear valve actuators, and has been a director of Nuevo Energy Company, an exploration and production company.

 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2011 — Proposal Number 2 on the Proxy Card —————

        Ernst & Young LLP has served as the Company's independent registered public accountants since 1995. The Audit Committee has appointed Ernst & Young LLP as independent registered public accountants for the Company for 2011, subject to the ratification of such appointment by the stockholders. A vote will be held on a proposal to ratify this appointment at the Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent registered public accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the votes cast is not voted in favor of the ratification of the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

        It is expected that representatives of Ernst & Young LLP will be present at the Meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2010. These representatives will have the opportunity to make a statement if they desire.

        The fees billed by Ernst & Young LLP for services rendered for 2009 and 2010 are set out on page 44 of this Proxy Statement.

        The Board recommends that stockholders vote "FOR" the ratification of this appointment.

APPROVAL OF THE COMPANY'S 2011 MANAGEMENT INCENTIVE COMPENSATION PLAN — Proposal Number 3 on the Proxy Card —————

        The Board has adopted, and stockholders are being asked to approve, an annual incentive bonus plan, our 2011 Management Incentive Compensation Plan ("Plan" or "MICP").

Description of the Plan

        The following summary describes briefly the principal features of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is provided as Appendix A to this proxy statement.

        An annual incentive bonus plan was approved by the stockholders at our 1997 annual meeting and re-approved at the 2000 and 2005 annual meetings. Its purpose was and is to motivate and reward key management employees whose efforts impact the performance of the Company through the achievement of Compensation Committee-approved annual financial and/or individual goals. Awards were made to 1,245 employees for 2010 performance under the prior plan.

        The Plan will be administered by the Compensation Committee in accordance with the express provisions of the Plan. For each fiscal year of the Company, the Committee approves (i) the executive officers who will participate in the Plan, (ii) the award opportunities for each such officer, (iii) the Company's financial performance objectives for the year, and (iv) the measurement of actual results versus these objectives. The Chief Executive Officer selects the eligible employees other than executive officers who will participate in the Plan and their award opportunities. The financial objectives can be based on any or all of the following: earnings, or some variation thereof such as earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), or earnings per share; return on equity ("ROE"); return on sales; return on capital; cash flow; bookings or orders; revenues; return on net capital employed ("RONCE"); return on invested capital ("ROIC"); stock price performance; and economic value added ("EVA"). A percentage of the participant's base salary is established as a target award.

        Payments under the Plan are approved by the Committee based upon the degree of success achieved with respect to the predetermined objectives. The maximum payout under the Plan may not exceed $5 million for any participant for any fiscal year. The Committee has the discretion to adjust the award calculated under the Plan, except that, in the case of the Chief Executive Officer and the other four most highly compensated officers, the Committee may exercise only negative discretion. The Plan is designed to comply with Section 162(m) of the Internal Revenue Code and provide a tax effective mechanism for incentive compensation to NEOs and others.

        A description of the Committee's use and administration of the Plan can be found in the Report of the Compensation Committee on pages 18-42 of this Proxy Statement.

        The Board recommends that stockholders vote "FOR" approval of the amendment to the Plan.

APPROVAL OF AMENDMENT TO THE COMPANY'S 2005 EQUITY INCENTIVE PLAN TO CHANGE THE OPTION TERM FROM SEVEN TO TEN YEARS — Proposal Number 4 on the Proxy Card —————

        Our Equity Incentive Plan (the "Equity Incentive Plan" or "Plan") provides for long-term compensation and incentive opportunities for directors, executives and key employees of the Company and its subsidiaries. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs such as stock options and restricted and deferred stock grants are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company. The Plan is designed to comply with Section 162(m) of the Internal Revenue Code and provide a tax effective mechanism for incentive compensation to NEOs and others.

        The Plan currently provides that stock options will have a term of no more than seven years. Our peer companies award options with a ten-year term. Our Board has determined it is appropriate to award options with a ten- versus seven-year term. Accordingly, our Board has adopted, and stockholders are being asked to approve, an Amendment to our Equity Incentive Plan, the text of which is provided as Appendix B to this Proxy Statement, to change the term of our stock options from seven to ten years. This change will have no effect on the number of shares to be awarded and will have no effect on options granted prior to any approval of this Amendment.

        The Board recommends that stockholders vote "FOR" approval of the amendment to the Plan.

    Description of the Plan

        The following summary describes briefly the principal features of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is provided as Appendix C to this Proxy Statement.

    General Terms

        The purpose of the Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging directors, officers and key employees of the Company and its subsidiaries and divisions to acquire an ownership position in the Company, by enhancing the ability of the Company to attract and retain directors, officers and key employees of outstanding ability, and by providing directors, officers and key employees with an interest in the Company aligned with that of the Company's stockholders. No participant may be granted Options or Stock Appreciation Rights ("SARs") during any calendar year with respect to more than 1,500,000 shares, Restricted Stock and/or other Stock Unit Awards that are denominated in shares in any calendar year with respect to more than 1,500,000 shares, or performance awards payable to any participant in any calendar year valued at more than $5,000,000. It is not possible to determine at this time the number of shares of Common Stock covered by options that may be granted in the future under the Plan to any employee.

    Administration

        The Equity Incentive Plan is administered by the Compensation Committee, which is and will be composed of independent directors of the Company. Subject to the provisions of the Plan, the Committee has the authority to select the participants who will receive the awards, to determine the type and terms of the awards to be granted, and to interpret and administer the Plan. The Compensation Committee may delegate to the Company's CEO the responsibility for the foregoing for non-director or non-officer grants to the extent any such delegation is not inconsistent with applicable laws or regulations.

    Eligibility for Participation

        Employees and non-employee directors of the Company, its subsidiaries, groups and divisions are eligible to receive awards under the Equity Incentive Plan.

    Term of the Plan

        The Equity Incentive Plan will terminate on May 5, 2015, after which time no additional awards may be made or options granted under the Plan.

    Shares Available for Issuance

        A total of 5,761,393 shares are available for future grants under the Equity Incentive Plan as of January 1, 2011. The shares are in a "fungible pool." Shares subject to Options or SARs are counted against this limit as one (1) share for every one (1) share granted, and any shares subject to any other type of award are counted against this limit as one and fifty-nine hundredths (1.59) shares for every one (1) share granted. If an award under the Equity Incentive Plan is forfeited, expires or otherwise terminates without issuance of shares, or is settled in cash, the remaining shares which were subject to the award shall again be available for grant under the Equity Incentive Plan. The shares that become available again for grant are added back as one (1) share for every one (1) share granted as an Option or SAR, and one and fifty-nine hundreths (1.59) shares for every one (1) share granted for any other type of award. The following shares will not be available for future grant under the Equity Incentive Plan: shares tendered or withheld to pay the exercise price of an option, shares tendered or withheld to satisfy tax withholding obligations with respect to an award under the Plan, shares repurchased by the Company with option proceeds and shares subject to an SAR that are not issued in connection with the stock settlement of an SAR.

    Types of Awards

        The Equity Incentive Plan permits the granting of any or all of the following types of awards ("Awards"): (i) stock options, including incentive stock options; (ii) SARs; (iii) performance awards; (iv) restricted stock; and (v) other stock-based awards in the form of share units, such as RSUs and deferred stock units. It also permits the granting of performance units payable only in cash.

    Stock Options and SARs

        Options granted under the Equity Incentive Plan may be either incentive stock options or non-qualified stock options, or a combination thereof.

        An option is exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Compensation Committee; provided, however, that no stock option is exercisable more than seven years after the date of grant, or ten years, if the proposal to extend the term of stock options is approved. The option exercise price may not be less than the "fair market value" on the date of the stock option's grant. The fair market value is the per share closing price of Common Stock on the applicable date, and if not a trading date, the closing price for the preceding day on which sales of Common Stock were made. Upon exercise, a participant may pay the option exercise price of a stock option in cash (or equivalents), shares of Common Stock, SARs or a combination of the foregoing, or such other consideration as the Compensation Committee may deem appropriate.

        Awards may be granted in the form of SARs. SARs entitle the recipient to receive a payment, in cash or shares of Common Stock or a combination of both, equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the fair market value on the date of exercise or surrender. The price stated in the award agreement may not be less than the fair market value on the date of the SARs grant, except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated fair market value set forth in the award agreement will not be less than the fair market value of the share for such tandem or replaced stock option. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR is exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option will be cancelled automatically to the extent of the number of SARs exercised, and such shares will not thereafter be eligible for grant.

    Performance Awards

        Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance goals during a performance period as established by the Compensation Committee ("Performance Shares") or in the form of performance awards payable in cash ("Performance Units"). The Compensation Committee may grant an Award of Performance Shares or Performance Units to participants as of the first day of each performance period. A performance target will be established at the beginning of each performance period. No performance period may be shorter than one year or longer than five years. At the end of the performance period, the Performance Shares or Performance Units, as the case may be, will be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the award agreement) and distributed to participants based upon such entitlement.

        Performance criteria intended to qualify under Section 162 (m) of the Internal Revenue Code used in performance goals governing Performance Share and Performance Unit Awards to executive officers may include any or all of the following: revenue growth; booking of orders; earnings, or some derivative thereof such as earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), or earnings per share; operating income; pre- or after-tax income; cash flow; net earnings; return on equity (ROE); return on capital (including return on total capital or return on invested capital); return on assets or net assets; economic value added (EVA) (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Performance goals may be established on a corporate-wide basis with respect to one or more business units, groups, divisions, product lines or subsidiaries; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. The performance goals established by the Compensation Committee for each Performance Share Award or Performance Unit Award will specify achievement targets with respect to each applicable performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). No Executive Officer may receive a Performance Share or Performance Unit payment with respect to any calendar year which exceeds 1,500,000 shares of Common Stock or $5,000,000 of cash-based Performance Shares.

        The Performance Share or Performance Unit payment with respect to any calendar year, which is partially or wholly included in the performance period, will be deemed to be a prorated portion of the Performance Share or Performance Unit payment with respect to the complete performance period. If two or more performance periods run concurrently during any calendar year, the Performance Share or

Performance Unit payment with respect to such calendar year will be deemed to be the aggregate of the allocable Performance Share payments with respect to each such performance period.

    Restricted Stock

        Awards may be granted in the form of restricted stock ("Restricted Stock Award"). Restricted Stock Awards may be awarded in such numbers and at such times as the Compensation Committee may determine. Restricted Stock Awards will be subject to such terms, conditions or restrictions as the Compensation Committee deems appropriate, including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. No restriction may be waived without good reason, which would include, but not be limited to, a Change of Control, death or retirement at age 65 or older. The period of vesting and the forfeiture restrictions will be established by the Compensation Committee at the time of grant; however, no Restricted Stock Award fully vests in less than three years, except as the Compensation Committee may otherwise provide in the case of a Change of Control, death, disability or retirement at age 65. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions, the Compensation Committee may, in its discretion, grant to the participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

    Other Stock Unit Awards

        Awards of units having a value equal to an identical number of shares of Common Stock ("Other Stock Unit Awards") may be granted to participants. Other Stock Unit Awards are also available as a form of payment of other awards granted under the Plan and other earned cash-based incentive compensation, primarily for deferral of vested stock-based grants.

        Other Stock Unit Awards subject solely to continued employment restrictions will not fully vest in less than three years from the date of grant, but may vest pro rata during such period. Other Stock Unit Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.

    Repricing

        The Board may not, without stockholder approval, authorize the repricing of options.

    Amendments and Modifications

        The Board may make no amendment or modification to the Equity Incentive Plan that, among other things, would increase the number of shares available for issue under the Plan, change those eligible to be participants under the Plan, or materially increase the benefits available under the Plan without the approval of the stockholders of the Company.

ADVISORY VOTE ON 2010 EXECUTIVE COMPENSATION — Proposal Number 5 on the Proxy Card —————

Background of the Proposal

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders, on an advisory basis, to vote on whether they approve the 2010 compensation of our executive officers as described in this proxy statement. This vote is commonly referred to as a "Say-on-Pay" vote.

        As described in detail under the heading "Executive Compensation — Compensation Discussion and Analysis" (the "CD&A"), we seek to align the interests of our named executive officers with the interests of stockholders. As a result, our executive compensation programs are designed to attract, motivate, reward and retain the named executive officers who are critical to the Company's success. Under these programs, the named executive officers are rewarded for the achievement of specific annual, long-term corporate and strategic goals and the achievement of increased Stockholder value. Please read the "Compensation Discussion and Analysis" beginning on page 18 for additional details about our executive compensation programs.

        The Compensation Committee reviews the compensation programs for the named executive officers to ensure they achieve the desired goals of aligning the Company's executive compensation structure with stockholders' interests and current market practices. For example, as a result of its review process, in fiscal year 2010, the Committee changed the Company's executive compensation practices, making our performance grants dependent on achievement of a three-year ROIC goal, making payouts under our annual incentive bonus plan above target harder to achieve and by eliminating reimbursements of club dues for our more highly compensated executive officers, including our named executive officers. Please see the Summary to our CD&A on pages 18-31.

        The Company provides a significant part of executive compensation in at-risk annual performance-based cash bonus opportunities, linking pay to the Company's financial results. In fiscal 2010, the performance measures utilized were: EPS and free cash flow for corporate officers, EPS and unit EBIT for officers responsible for operating units, and progress made in the Company's Business Transformation Program for all officers. The Company also provides a significant part of executive compensation in long-term equity incentives in the form of stock options, which have value only to the extent of an increase in the value of our Common Stock, and in the form of PRSUs, which are not earned unless performance targets are met or exceeded and do not vest, absent the exceptions described on page 35, earlier than three years after the award is made.

        We are seeking your approval, on an advisory basis, of our NEOs' 2010 compensation as described in this Proxy Statement, including under "Executive Compensation—Compensation Discussion and Analysis," and in the compensation tables and the related narrative disclosure. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

        This Say-on-Pay vote is advisory, and therefore is not binding on the Company, our Board of Directors or the Compensation Committee of the Board. The final decision on the compensation and benefits of our NEOs and on whether and how to address the results of the vote remains with our Board of Directors and the Compensation Committee of our Board. However, the Board of Directors and the Compensation Committee value your opinion as a stockholder, and, to the extent there is any significant vote against the named executive officer compensation, the Board and the Committee will consider the stockholders' concerns, and the Committee will evaluate whether any actions are necessary to address those concerns.

        The Board recommends a vote "FOR" the approval of 2010 compensation of our named executive officers.

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON SAY ON PAY — Proposal Number 6 on the Proxy Card —————

Background of the Proposal

        As discussed above, the Dodd-Frank Act also enables stockholders, on an advisory basis, to express their preference on how frequently they would like future advisory votes on executive compensation conducted. You may indicate whether you would prefer that we conduct these advisory votes every one, two or three years.

        Our Board of Directors understands that there are a number of points of view regarding the relative benefits of a triennial and of a more frequent Say-or-Pay vote, just as it understands that some of our stockholders are more interested in longer-term results and some in shorter-term results. Furthermore, our Board is aware that most of our stockholders have already selected a preference on this matter.

Accordingly, our Board is not recommending that you support any specific choice. Our Board values the opinion of our stockholders and will take into account the preference expressed by our stockholders when determining the frequency of our future Say-or-Pay votes.

        The proxy card provides stockholders with four choices (every one, two or three years or abstain). The choice of frequency receiving the highest number of "FOR" votes will be considered the recommendation of our stockholders. Notwithstanding the outcome of the stockholder vote with respect to this item, our Board of Directors may decide to conduct future Say-on-Pay votes on a different basis and may vary its practice based on factors such as input from our stockholders and the adoption of material changes to our executive compensation program.

        Companies are required by the Dodd-Frank Act to solicit stockholders' votes on the frequency of future Say-or-Pay approvals at least once every six years. We may seek our stockholders' input on this more frequently.

OTHER BUSINESS —————

        The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION —————

Security Ownership of Certain Beneficial Owners

        The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding as of March 11, 2011, and entitled to be voted at the Meeting:

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock

T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	15,509,235	6.30%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	14,748,908	6.08%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	12,308,898	5.07%
    (1)
    According to a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. ("Price Associates") as of December 31, 2010, Price Associates had sole voting power over 4,372,465 shares of Common Stock and sole dispositive power over 15,509,235 shares of Common Stock. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

    (2)
    According to a Schedule 13G filed with the SEC by BlackRock Inc. ("BlackRock") as of December 31, 2010, BlackRock had sole voting power and sole dispositive power over 14,748,908 shares of Common Stock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Common Stock of Cameron, but no one person's interest is more than five percent of the total outstanding Common Stock.

    (3)
    According to a Schedule 13G filed with the SEC by The Vanguard Group, Inc.("Vanguard") as of December 31, 2010, Vanguard had sole voting power over 305,987 shares of Common Stock and sole dispositive power over 12,002,911 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act of 1934 requires directors and executive officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that during 2010 its directors, executive officers and stockholders with holdings greater than ten percent complied with all applicable filing requirements.

Stockholder Proposals and Nominations for the 2012 Annual Meeting

        In order for a stockholder to be eligible to submit a proposal or nomination to the 2012 Annual Meeting, the stockholder must be a stockholder of record both when submitting the proposal or nomination and on the Record Date.

        If a stockholder wishes to submit a proposal for possible inclusion in the Company's 2012 proxy material, the notice must be in proper form and received at the Company's corporate headquarters on or before November 25, 2011. If a stockholder wishes to submit a proposal at the 2012 annual meeting (but not seek inclusion of the proposal in the Company's proxy material), the notice must be in proper form and received at the Company's corporate headquarters between February 3 and March 4, 2012.

        To be in proper written form, a stockholder's notice of a proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        If a stockholder wishes to submit a director nomination to the Nominating and Governance Committee for consideration as a Company director nominee, the stockholder should follow the procedures set out in "Corporate Governance and Board of Directors Matters — Director Selection Process," on pages 14-15 of this Proxy Statement. If a stockholder wishes to submit a director nomination to the stockholders in opposition to the Company director nominees for inclusion in the Company's 2012 proxy material, the notice must be in proper form and received at the Company's corporate headquarters on or before November 25, 2011. If a stockholder wishes to submit such a nomination at the 2012 annual meeting (but not seek inclusion of the proposal in the Company's proxy material), the notice must be in proper form and be received between February 3 and March 4, 2012.

        To be in proper written form, a stockholder's notice of a director nomination must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SOLICITATION OF PROXIES —————

        The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. The Company has retained Phoenix Advisory Partners to assist with the solicitation of proxies for a fee not to exceed $9,000, plus reimbursement for out-of-pocket expenses. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. The cost of soliciting proxies and related services will be borne by the Company.

ELECTRONIC DELIVERY OF PROXY STATEMENT AND
ANNUAL REPORT —————

        Stockholders who received printed copies of the proxy materials can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Cameron the cost of producing and mailing these documents, reduce the amount of mail you receive and help preserve environmental resources. You may sign up for this option by:

  •
  following the instructions provided on your proxy card;

  •
  following the instructions provided when you vote over the Internet; or

  •
  by going to http://enroll.icsdelivery.com and following the instructions provided.

        If you choose to view future proxy statements and annual reports over the Internet and you are a street-name stockholder as of the applicable record date, you will receive an e-mail message next year containing the Internet address to use to access Cameron's proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.icsdelivery.com. You do not have to re-elect Internet access each year.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS —————

        In accordance with Notices previously sent to many of the street-name stockholders and who share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to stockholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at 713-513-3300. Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Automatic Data Processing, Inc., either by calling toll free at 1-800-542-1061 or by writing to Broadridge, Householding Department, at the return address noted on your voter instruction card. If you revoke your consent you will be removed from the "householding" program within 30 days of Broadridge's receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON
FORM 10-K —————

        We are mailing our 2010 Annual Report to stockholders who own shares in their own name along with this Proxy Statement. Additional copies of Cameron's Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2010, are available without charge from our Investor Relations Department, 1333 West Loop South, Suite 1700, Houston, Texas 77027, 713-513-3300. Our SEC filings, including our 2010 Annual Report on Form 10-K, are available online, at no charge, at www.c-a-m.com, Investor Relations, SEC filings, or through the Securities and Exchange Commission's website at www.sec.gov.

By Order of the Board of Directors,
Grace B. Holmes Corporate Secretary

APPENDIX A

CAMERON INTERNATIONAL CORPORATION
2011 MANAGEMENT INCENTIVE COMPENSATION PLAN

I.
Purpose

        The purpose of this Cameron International Corporation Management Incentive Compensation Plan (the "Plan") is to motivate and reward Key Management Employees whose efforts impact the performance of Cameron International Corporation (the "Company") and its subsidiaries through the achievement of pre-established financial and individual objectives.

        Performance under the Plan is measured on the fiscal (calendar) year and payments under the Plan, when earned, are made annually.

II.
Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

        (a)   "Board" or "Board of Directors" means the Board of Directors of the Company.

        (b)   "Chief Executive Officer" means the Chief Executive Officer of the Company.

        (c)   "Cause" shall mean the Participant has (1) engaged in gross negligence or willful misconduct in the performance of his or her duties and responsibilities respecting his or her position with the Company; (2) willfully refused, without proper legal reason, to perform the duties and responsibilities respecting his or her position with the Company; (3) breached any material policy or code of conduct established by the Company and affecting the award recipient; (4) engaged in conduct that Participant knows or should know is materially injurious to the Company; (5) been convicted of a felony or a misdemeanor involving moral turpitude; or (6) engaged in an act of dishonesty or impropriety which materially impairs the Participant's effectiveness in his position with the Company.

        (d)   "Committee" means the Committee of the Board charged by the Board with responsibility for supervising and administering the compensation plans of the Company. The membership of the Committee shall in all cases be comprised solely of two or more outside directors (within the meaning of Section 162(m)).

        (e)   "Company" means Cameron International Corporation, a Delaware corporation, and any successor thereto.

        (f)    "Covered Employee" means for any Plan Year, any employee of the Company or of a subsidiary who the Committee designates as a "covered employee" for a particular Plan Year.

        (g)   "Key Management Employee" means an employee of the Company, or any of its subsidiaries (other than a Covered Employee), who, in the opinion of the Chief Executive Officer, is in a position to significantly contribute to the growth and profitability of the Company.

        (h)   "Participant" means any Key Management Employee who is approved for participation by the Chief Executive Officer and any Covered Employee approved by the Committee to participate in the Plan.

        (i)    "Plan Year" means the Company's fiscal year commencing January 1 and ending December 31.

        (j)    "Section 162(m)" means section 162(m) (or any successor provision) of the Internal Revenue Code of 1986, as amended, and applicable interpretive authority thereunder.

III. Eligibility

        All Key Management Employees and Covered Employees, other than an employee who is eligible to participate in any other cash incentive plan of the Company, are eligible to participate in the Plan at the designation of the Chief Executive Officer (in the case of Key Management Employees) and the Committee (in the case of Covered Employees).

IV.
Award Criteria

        Performance objectives at the corporate level will be recommended by the Chief Executive Officer to the Committee. The Committee is responsible for establishing and approving the Company performance objectives that are used to determine awards paid for Company objectives under this Plan. Performance objectives for operating units below the corporate level will be submitted by the appropriate manager to the Chief Executive Officer for his consideration and recommendation to the Committee. All performance objectives for a Plan Year applicable to Covered Employees will be established and approved prior to the ninetieth day following January 1 of such Plan Year.

        The basic measures of financial performance under this Plan for Covered Employees will be:

  •
  revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales and earnings per share);

  •
  expense measures (which include costs of goods sold, sales, general and administrative expenses and overhead costs);

  •
  operating measures (which include volume, margin, breakage and shrinkage, productivity and market share);

  •
  cash flow measures (which include net cash flow from operating activities and working capital);

  •
  liquidity measures (which include earnings before or after the effect of one or more of certain items such as interest, taxes, depreciation and amortization, cash flow and free cash flow);

  •
  leverage measures (which include equity ratio and net debt);

  •
  market measures (including those relating to market price, stock price, total shareholder return, return on equity ("ROE") and market capitalization measures);

  •
  return measures (which include economic value added, return on equity, return on assets, cash flow return on assets, cash flow return on capital, cash flow, return on capital and return on invested capital);

  •
  corporate value measures (which include compliance, safety, environmental and personnel matters); and

  •
  other measures such as those relating to acquisitions, dispositions or customer satisfaction.

        The Committee, in its discretion, can approve additional or different measures of performance for Participants other than Covered Employees.

        In addition, up to 25% of an individual's award may, at the recommendation of the individual's immediate manager, be based on individual objectives (without regard to such basic measures.) Any individual objectives applicable to Covered Employees must be objective within the meaning of Section 162(m).

V. Target Awards

        A target award expressed as a percentage of base pay will be established each Plan Year for each of the Participants in the Plan. For Covered Employees, target awards are a percentage of such employee's base pay expected (as of the date performance objectives are set for the Plan Year) to be received for the Plan Year. For Key Management Employees, target awards are a percentage of such employee's base pay actually paid for the applicable Plan Year. The percentage will generally be dependent on position and will be established by the Committee for the Covered Employees and by the Chief Executive Officer for Key Management Employees.

VI.
Award Categories

        A Participant may have Company objectives, division objectives, business unit objectives and/or individual objectives, each of which is recommended by the Participant's immediate manager and weighted in determining the target award for each Plan Year.

VII.
Performance Measurement

        Performance measurement will be determined each Plan Year in three categories.

        (1)   Minimum: This is the lowest level of performance at which an award will be generated. The award paid for performance at the minimum level is a percentage of the target award as established by the Committee. There will be no payment for performance below the minimum level except as otherwise provided for herein.

        (2)   Target Performance. This is the desired level of performance based on the current year's financial plan.

        (3)   Maximum. This is the performance level for which the maximum award under the Plan will be paid. The maximum award under the Plan that may be awarded to any Participant for any Plan Year is limited to $5 million.

VIII. Award Calculation

        Attainment of the objectives is measured based on actual results versus approved targets. Performance above or below approved targets will be prorated up or down to the maximum or minimum levels established for each objective.

IX.
Discretionary Awards

        There may be unusual situations where a manager feels that the award generated under the Plan does not properly reflect the contribution of the Participant who is a Key Management Employee. In this situation, the Participant's immediate manager has the right to recommend an adjustment either up or down, of up to 25% of the Participant's target award. No upward adjustment will not be permitted with respect to a Participant who is a Covered Employee.

X. Individual Objectives

        A Participant's immediate manager may recommend individual objectives as part of the Participant's performance criteria under the Plan. The use of individual objectives is subject to the following requirements:

        (1)   The manager must specify the weighting of the individual objectives in the overall target award, not to exceed 25% of the total award.

        (2)   Individual objectives must be specifically identified and must be quantifiable in terms of both the targeted achievement and the time frame in which the objective is to be completed.

        (3)   The portion of the award generated from individual objectives may be adjusted up or down based on the manager's assessment of the Participant's results.

        Notwithstanding the foregoing, no upward adjustment shall be permitted with respect to a Participant who is a Covered Employee.

XI.
Alternative Calculations

        The nature and scope of the Company's operations are such that at times unanticipated economic and market conditions may render pre-established financial objectives not meaningful in any given Plan Year. If, in the opinion of the Committee, such circumstances should arise, the Committee may make awards based on its discretion, taking into account such factors as market conditions and peer performance. Notwithstanding the foregoing, this alternative award calculation will not be applicable to a Participant who is a Covered Employee.

XII.
Modifications

        If, during a Plan Year, there has occurred or should occur, in the opinion of the Company, a significant beneficial or adverse change in economic conditions, the indicators of growth or recession in the Company's business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other matters which were not anticipated by the Company when it approved Company and division objectives for the Plan Year and which, in the Company's judgment, had or have or are expected to have a substantial positive or negative effect on the performance of the Company as a whole, the Committee may modify or revise the performance objectives for the Plan Year in such manner as it may deem appropriate in its sole judgment. By way of illustration, and not limitation, such significant changes might result from sales of assets, or mergers, acquisitions, divestitures, or spin-offs. Notwithstanding the foregoing, with respect to any Covered Employee, any such modification of performance objectives will be performed in a manner consistent with requirements for qualified performance-based compensation under Section 162(m).

XIII.
Payment

        The level of achievement of goals under the Plan for a Plan Year must be certified in writing and approved by the Committee following the close of the Plan Year. Except as otherwise expressly required by law, employees voluntarily terminating or terminated for Cause prior to the date awards are paid for any Plan Year are not eligible for payment of any award for that Plan Year under this Plan. If the termination is due to retirement, disability or reduction in force (economic or otherwise), any award payment will be determined on the basis of awards actually paid to similarly situated employees based upon satisfaction of performance objectives, but prorated to the date of termination in the event termination occurs prior to the end of the Plan Year for which the award is paid. If the termination is due to death during the Plan Year, the award payment will be paid as soon as administratively practicable following death based on the Participant's target award, but prorated to the date of death in the event of death. If death occurs after prior to the end of the Plan Year for which the award is paid, payment will be determined on the basis of awards actually paid to similarly situated employees based upon satisfaction of performance objectives.

        As a condition of receiving an award under this Plan, each Participant agrees and acknowledges that any awards received pursuant to this Plan shall be subject to repayment to the Company in whole or in part in the event of a financial restatement or in such other circumstances as may be required by applicable law or as may be provided in any clawback policy that is adopted by the Company.

        The Committee has the discretion to authorize payments in cash, common stock of the Company, or a combination thereof. Any payment in common stock of the Company will be made under the Company's then existing stockholder approved equity compensation plan and may include, in the Committee's discretion an upward adjustment of up to 30% of the portion of the award payable in stock. Notwithstanding the foregoing, any such upward award adjustment will not be applicable to a Participant who is a Covered Employee.

        Any awards payable for a Plan Year will be paid on March 15th of the following calendar year.

XIV.
Effective Date

        The Plan is effective as of January 1, 2011, subject to the approval of stockholders of the Company at the Company's Annual Meeting of Stockholders held on May 3, 2011, or any adjournment thereof.

XV.
Section 409A

        The awards provided pursuant to this Plan are intended to be short-term deferrals exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended, and the Plan will be construed and interpreted accordingly.

APPENDIX B

CAMERON INTERNATIONAL CORPORATION
NINTH AMENDMENT
TO THE
2005 EQUITY INCENTIVE PLAN

        WHEREAS, CAMERON INTERNATIONAL CORPORATION (the "Company") has heretofore adopted the 2005 EQUITY INCENTIVE PLAN (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects:

        NOW, THEREFORE, the Plan shall be amended as follows, effective May 3, 2011:

    1.
    The number "ten" shall be substituted for the number "seven" in Sections 5.4 and Section 6.2(g)(ii) of the Plan.

    2.
    As amended hereby, the Plan is specifically ratified and reaffirmed.

APPROVED:
William C. Lemmer Senior Vice President and General Counsel Date: May 3, 2011

B-1

APPENDIX C

CAMERON INTERNATIONAL CORPORATION
2005 EQUITY INCENTIVE PLAN
(as Amended and Restated)

        Cameron International Corporation (the "Company"), a Delaware corporation, hereby establishes and adopts the following 2005 Equity Incentive Plan (the "Plan").

1.     Purpose of the Plan

        The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees and directors of the Company who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.     Definitions

        2.1.  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock Unit Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

        2.2.  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

        2.3.  "Board" shall mean the board of directors of the Company.

        2.4.  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        2.5.  "Committee" shall mean the committee of the Board charged with oversight of the Company's incentive compensation and equity-based plans, which, at the time of the adoption of this Plan is the Compensation and Governance Committee. The Committee consists and always will consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules and regulations of the New York Stock Exchange.

        2.6.  "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m) of the Code.

        2.7.  "Director" shall mean a non-employee member of the Board.

        2.8.  "Dividend Equivalents" shall have the meaning set forth in Section 12.5.

        2.9.  "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person's becoming an employee of the Company or any Subsidiary.

        2.10.  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.11.  "Fair Market Value" shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the reported New York Stock Exchange closing price of the Shares on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York Stock Exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

        2.12.  "Freestanding Stock Appreciation Right" shall have the meaning set forth in Section 6.1.

        2.13.  "Limitations" shall have the meaning set forth in Section 10.5.

        2.14.  "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

        2.15.  "Other Stock Unit Award" shall have the meaning set forth in Section 8.1.

        2.16.  "Participant" shall mean an Employee or Director who is selected by the Committee or, in the case of non-directors and non-officers, by the Company's Chief Executive Officer to receive an Award under the Plan.

        2.17.  "Payee" shall have the meaning set forth in Section 13.1.

        2.18.  "Performance Award" shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

        2.19.  "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

        2.20.  "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        2.21.  "Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property (including cash and Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        2.22.  "Permitted Assignee" shall have the meaning set forth in Section 12.3.

        2.23.  "Prior Plans" shall mean, collectively, the Company's Long-Term Incentive Plan, Broadbased 2000 Incentive Plan, and 1995 Stock Option Plan for Non-Employee Directors.

        2.24.  "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

        2.25.  "Restriction Period" shall have the meaning set forth in Section 7.1.

        2.26.  "Restricted Stock Award" shall have the meaning set forth in Section 7.1.

        2.27.  "Shares" shall mean the shares of common stock of the Company, par value $.01 per share.

        2.28.  "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Section 6.

        2.29.  "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.30.  "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

        2.31.  "Tandem Stock Appreciation Right" shall have the meaning set forth in Section 6.1.

3.     Shares Subject to the Plan

        3.1.    Number of Shares.    (a) Subject to adjustment as provided in Section 12.2, a total of 23,824,350* Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as one and fifty-nine hundredths (1.59) Shares for every one (1) Share granted.

        (b)   If any Shares subject to an Award or to an award under the Prior Plans are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under the Prior Plans is settled for cash, the Shares shall, to the extent of such forfeiture, expiration, termination or cash settlement, again be available for Awards under the Plan, subject to Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares repurchased by the Company with Option proceeds, and (iv) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof.

        (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

        (d)   Any Shares that again become available for grant pursuant to this Article shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as two (2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

        3.2.    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.     Eligibility and Administration

        4.1.    Eligibility.    Any Employee or Director shall be eligible to be selected as a Participant.

        4.2.    Administration.    (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

        (b)   Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

        (c)   To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the New York Stock Exchange, the Committee may delegate to the Chief Executive Officer of the Company the right to grant Awards to Employees who are not Directors or executive officers (within the meaning of Rule 3b-7 under the Exchange Act) of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.     Options

        5.1.    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

        5.2.    Award Agreements.    All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

        5.3.    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not, without the approval of the Company's stockholders, (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange.

        5.4.    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven years from the date the Option is granted, except in the event of death or disability.

        5.5.    Exercise of Options.    Vested Options granted under the Plan may be exercised by the Participant, by a Permitted Assignee thereof, or by the Participant's executors, administrators, guardian or legal representative as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then-Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (c) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (d) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (e) through any other method specified in an Award Agreement, or (f) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the Record Date is prior to the date of such issuance. Except for Awards to Directors, Substitute Awards, under circumstances contemplated by Article 11, or as may be set forth in an Award Agreement with respect to (i) death or disability of a Participant, or (ii) Options will not be exercisable before the expiration of one year from the date the Option is granted.

        5.6.    Form of Settlement.    In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

        5.7.    Incentive Stock Options.    The Committee may grant Options intended to qualify as "incentive stock options" as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of "incentive stock options" under the Plan, the maximum aggregate number of Shares with respect to which "incentive stock options" may be granted under the Plan shall be 4,000,000 Shares.

6.     Stock Appreciation Rights

        6.1.    Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option ("Tandem Stock Appreciation Right"), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a "Freestanding Stock Appreciation Right"), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

        6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

        (a)   Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

        (b)   Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

        (c)   Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

        (d)   Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash, except as provided in Article 11.

        (e)   Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised.

        (f)    The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

        (g)   The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the exercise price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall generally have the same terms and conditions as Options, including (i) an exercise price not less than Fair Market Value on the date of grant, (ii) a term not greater than seven years, and (iii) not being exercisable before the expiration of one year from the date of grant, except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x) death or disability of a Participant or (y) special circumstances determined by the Committee (including the achievement of performance objectives). In addition to the foregoing, but subject to Section 12.2, the base amount of any Stock Appreciation Right shall not be reduced after the date of grant.

        (h)   The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.     Restricted Stock Awards

        7.1.    Grants.    Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award"), and such Restricted Stock Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the "Restriction Period"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock.

        7.2.    Award Agreements.    The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.

        7.3.    Rights of Holders of Restricted Stock.    Beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock.

        7.4.    Minimum Vesting Period.    Except for certain limited situations (including the death, disability or retirement of the Participant, or a Change of Control referred to in Article 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that the provisions of this Section shall not be applicable to any grants to new hires to replace forfeited awards from a prior employer (so long as the cumulative total of any such grants does not exceed five (5%) of the total number of Shares subject to the Plan), Substitute Awards or grants of Restricted Stock in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

8.     Other Stock Unit Awards

        8.1.    Grants.    Other Awards of units having a value equal to an identical number of Shares ("Other Stock Unit Awards") may be granted hereunder to Participants, in addition to other Awards granted under the Plan. Other Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

        8.2.    Award Agreements.    The terms of Other Stock Unit Awards granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

        8.3.    Vesting.    Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Article 11), Other Stock Unit Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro rata vesting over such time); provided, that such restrictions shall not be applicable to any Substitute Awards, grants of Other Stock Unit Awards in payment of Performance Awards pursuant to Article 9 and other earned cash-based incentive compensation, or grants of Other Stock Unit Awards on a deferred basis.

        8.4.    Payment.    Except as provided in Article 10 or as may be provided in an Award Agreement, Other Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Other Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.     Performance Awards

        9.1.    Grants.    Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.

        9.2.    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

        9.3.    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than 12 months nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.

        9.4.    Payment.    Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10.   Code Section 162(m) Provisions

        10.1.    Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

        10.2.    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Performance Award or an Other Stock Unit Award is subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue growth; booking of orders; earnings, or some derivative thereof such as (including earnings before interest and taxes ("EBIT") earnings before interest, taxes, depreciation and amortization ("EBITDA"), or earnings per share; operating income; pre- or after-tax income; cash flow ; net earnings; return on equity ("ROE"); return on capital (including return on total capital or return on invested capital); return on assets or net assets; economic value added ("EVA") (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels of the Company or any Subsidiary, division, business unit or product line of the Company for or within which the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business unit or product line of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accounting standards required by generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

        10.3.    Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

        10.4.    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

        10.5.    Limitations on Grants to Individual Participant.    Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any calendar year with respect to more than 1,500,000 Shares or (ii) Restricted Stock, Performance Awards and/or Other Stock Unit Awards that are denominated in Shares in any calendar year with respect to more than 1,500,000 Shares (the "Limitations"). In addition to the foregoing, the maximum dollar value payable to any Participant in any calendar year with respect to Performance Awards is $5,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.   Change of Control Provisions

        11.1.    Impact of Change of Control.    The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a "Change of Control" of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) that Options and Stock Appreciation Rights outstanding as of the date of the Change of Control may be cancelled and terminated without payment therefore if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, (c) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (d) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, (e) the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (f) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, a "Change of Control" shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

        11.2.    Assumption Upon Change of Control.    Notwithstanding the foregoing, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 11.1(a), (c) and (e). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant's employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (c) and (e).

12.   Generally Applicable Provisions

        12.1.    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the New York Stock Exchange provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.4. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

        12.2.    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

        12.3.    Transferability of Awards.    Except as provided below, and except as otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. Notwithstanding the foregoing, a Participant may assign or transfer an Award (i) for charitable donations, (ii) to the Participant's spouse, children or grandchildren (including any adopted and stepchildren and grandchildren, (iii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (ii), or (iv) any other person with the consent of the Committee (each transferee thereof, a "Permitted Assignee"); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

        12.4.    Termination of Employment.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

        In the event of termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify the Award in any manner that is not inconsistent with the provisions of the Plan, and either (i) not adverse to such Participant or (ii) consented to by such Participant.

        12.5.    Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such as amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.   Miscellaneous

        13.1.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

        13.2.    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

        13.3.    Prospective Recipient.    The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

        13.4.    Cancellation of Award.    Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion.

        13.5.    Stop-Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        13.6.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

        13.7.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

        13.8.    Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

        13.9.    Construction.    As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        13.10.    Unfunded Status of the Plan.    The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        13.11.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

        13.12.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

        13.13.    Foreign Employees.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

        13.14.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

        13.15.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

*
This number and other Share numbers used throughout have been adjusted to give effect to the 2-for-1 stock splits effective December 15, 2005, and December 28, 2007.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01AUQE 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A 01 - Peter J. Fluor 02 - Jack B. Moore 03 - David Ross 1. To elect three director nominees to our Board of Directors as Class I Directors: For Against Abstain For Against Abstain 5. To conduct an advisory vote on the Company’s 2010 executive compensation. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 1 through 5: 1 Yr 2 Yrs 3 Yrs Abstain 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2011. 6. To conduct an advisory vote on the frequency of future advisory votes on executive compensation. 3. To approve the Company’s 2011 Management Incentive Compensation Plan. For Against Abstain 4. To approve an amendment to the Company’s 2005 Equity Incentive Plan to change the option term from seven to ten years. Our Board has not taken a position on how frequently our stockholders should have the opportunity to participate in future advisory votes on executive compensation, preferring instead to allow our stockholders to select the frequency of either one, two or three years: 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T 1 1 3 6 6 2 1 MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 1, 2011. Vote by Internet  Log on to the Internet and go to www.envisionreports.com/CAM  Follow the steps outlined on the secured website. Vote by telephone  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors – May 3, 2011 The undersigned stockholder(s) of Cameron International Corporation (“Cameron”) appoints each of William C. Lemmer and Grace B. Holmes proxy, with full power of substitution, to vote all shares of stock which the stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders of Cameron on Tuesday, May 3, 2011 at 10:00 a.m. at Cameron’s corporate headquarters, 1333 West Loop South, Suite 1700, Houston, Texas, and at any adjournments thereof, with all powers the stockholder(s) would possess, if present. The stockholder(s) hereby revokes any and all proxies previously given with respect to such meeting. THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED: FOR THE NOMINEES FOR DIRECTOR (PETER J. FLUOR, JACK B. MOORE, AND DAVID ROSS); FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2011; FOR THE COMPANY’S 2011 MANAGEMENT INCENTIVE COMPENSATION PLAN; FOR THE AMENDMENT TO THE COMPANY’S 2005 EQUITY INCENTIVE PLAN TO CHANGE THE OPTION TERM FROM SEVEN TO TEN YEARS; FOR THE COMPANY’S 2010 EXECUTIVE COMPENSATION; AND IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. This card also constitutes voting instructions for any shares held for the stockholder in the Cameron Retirement Savings Plan and Cameron-sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement. (Please sign and date on the reverse side) . Proxy — Cameron International Corporation Cameron International Corporation 2011 Annual Meeting of Stockholders 10:00 a.m. CDT May 3, 2011 Cameron’s Corporate Headquarters 1333 West Loop, South – Suite 1700 Houston, Texas 77027 Agenda  Call to order  Introduction of Directors and Officers  To Elect Three Director Nominees to our Board of Directors as Class I Directors  To Ratify the Appointment of Ernst & Young L.L.P. as the Company’s Independent Registered Public Accountants for 2011  To Approve the Company’s 2011 Management Incentive Plan  To Approve an Amendment to the Company’s 2005 Equity Incentive Plan to Change the Option Term from Seven to Ten Years  To Conduct an Advisory Vote on the Company’s 2010 Executive Compensation To Conduct an Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation General Question and Answer Period This is your proxy. Your vote is important. It is also important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 3, 2011. The Proxy Statement and Annual Report to Stockholders are available at www.eDocumentview.com/CAM. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.